                              PRETAX SAVINGS PLAN

                         FOR THE SALARIED EMPLOYEES OF

                                  ROHR, INC.

                         (Amended and restated, 1994)

                              PRETAX SAVINGS PLAN

                         FOR THE SALARIED EMPLOYEES OF

                                  ROHR, INC.


                               TABLE OF CONTENTS

Article 1.  Restatement of Plan                                       1
- ---------------------------
1.1  Restatement of the Plan.                                         1
     ------------------------
1.2  Purpose of the Plan.                                             1
     -------------------
1.3  Applicability of the Plan.                                       1
     --------------------------
1.4  Intended Legal Effect.                                           1
     ---------------------

Article 2.  General Definitions                                       2
- --------------------------------

Article 3.  Eligibility and Pretax Savings Contributions             12
- ---------------------------------------------------------
3.1  General Rule.                                                   12
     ------------
3.2  Duration.                                                       12
     --------
3.3  Pretax Savings Contributions.                                   13
     ----------------------------
3.4  Contribution Election Procedures.                               13
     --------------------------------
3.5  Modification or Discontinuance of Pretax Savings
     ------------------------------------------------
     Contributions.                                                  13
     -------------
3.6  Salary Reduction.                                               14
     ----------------
3.7  Effective Date of Elections.                                    14
     ---------------------------
3.8  Periods For Which a Participant is not Receiving
     ------------------------------------------------
     Compensation.                                                   14
     ------------
3.9  The Making of Pretax Savings Contributions; Allocation
     ------------------------------------------------------
     Among Participating Companies.                                  14
     -----------------------------

Article 4.  Company Matching Contributions                           14
- ------------------------------------------
4.1  Company Matching Contributions.                                 14
     ------------------------------
4.2  Allocation Among Participating Companies.                       17
     ----------------------------------------
4.3  Deductibility Limitation.                                       17
     ------------------------

Article 5.  Participant Contributions, Rollovers and Plan
- ---------------------------------------------------------
     Mergers                                                         17
     -------
5.1  Participant Contributions.                                      17
     -------------------------
5.2  Participant Contribution Election Procedures.                   18
     --------------------------------------------
5.3  Rollovers.                                                      18
     ---------
5.4  Plan Mergers.                                                   20
     ------------

Article 6.  Limitations on Contributions                             20
- ----------------------------------------
6.1  Dollar Limitation on Pretax Savings Contributions.              20
     -------------------------------------------------
6.2  Average Deferral Percentage Restrictions on Pretax
     --------------------------------------------------
     Savings Contributions under Section 401(k).                     21
     ------------------------------------------
6.3  Average Contribution Percentage Restrictions on
     -----------------------------------------------
     Company Matching Contributions and Participant
     ----------------------------------------------
     Contributions under Section 401(m).                             22
     ----------------------------------
6.4  Certain General Operating Rules.                                24
     -------------------------------

6.5  Limitation on Annual Additions under Section 415.               25
     ------------------------------------------------
6.6  Additional Limitations Relating to Defined Benefit
     --------------------------------------------------
     Plan; Combined Plan Limitation under Section 415(e).            27
     ---------------------------------------------------

Article 7.  Vesting and Forfeitures                                  28
- -----------------------------------
7.1  Vesting Service.                                                28
     ---------------
7.2  Vesting.                                                        29
     -------
7.3  Forfeiture of Contingent Interests.                             31
     ----------------------------------
Article 8.  Withdrawals and Loans                                    31
- ---------------------------------
8.1  General Withdrawals.                                            31
     -------------------
8.2  Hardship Withdrawals.                                           32
     --------------------
8.3  Withdrawals After Age 59 1/2.                                   35
     -----------------------------
8.4  Loans to Participants.                                          35
     ---------------------

Article 9.  Benefit Payments                                         39
- ----------------------------
9.1  Form of Benefit Payments.                                       39
     ------------------------
9.2  Payment of Benefits Upon Separation from Service.               39
     ------------------------------------------------
9.3  Methods of Paying Benefits Upon Death.                          41
     -------------------------------------
9.4  Designation of Beneficiary.                                     42
     --------------------------
9.5  Distribution of Small Accounts.                                 43
     ------------------------------
9.6  Restrictions on Deferral of Benefit Payments.                   44
     --------------------------------------------
9.7  Required Benefit Commencement Dates Under Code
     ----------------------------------------------
     Section 401(a)(9).                                              44
     -----------------
9.8  Certain Supplemental Distributions.                             45
     ----------------------------------
9.9  Direct Transfers to Other Trustees.                             46
     ----------------------------------

Article 10. Investment Funds                                         47
- ----------------------------
10.1 Establishment of Investment Funds.                              47
     ---------------------------------
10.2 Investment of Contributions; Investment Transfers.              47
     -------------------------------------------------
10.3 Manner and Frequency of Investment Elections.                   48
     --------------------------------------------
10.4 Transfer of Assets.                                             48
     ------------------
10.5 Application and Effect of Section 404(c) of ERISA.              48
     -------------------------------------------------

Article 11.  Participant Accounts and Records of the Plan            49
- ---------------------------------------------------------
11.1 Accounts and Records.                                           49
     --------------------
11.2 Initial Restated Balances Of Accounts.                          49
     -------------------------------------
11.3 Credits and Charges to Participant's Accounts.                  49
     ---------------------------------------------
11.4 Valuation of Accounts.                                          50
     ---------------------
11.5 Annual Statement of Accounts.                                   51
     ----------------------------
11.6 Valuation of Rohr Fund.                                         51
     ----------------------

Article 12.  Financing and Trustee                                   51
- ----------------------------------
12.1 Trustee.                                                        51
     -------
12.2 Management of Trust Fund.                                       52
     ------------------------
12.3 Company Contributions.                                          52
     ---------------------
12.4 Non-Reversion.                                                  52
     -------------
12.5 Not Responsible for Adequacy of Trust Fund.                     53
     ------------------------------------------
12.6 Investment in Rohr Common Stock.                                53
     -------------------------------
12.7 Voting and Other Rights of Rohr Common Stock.                   53
     --------------------------------------------
Article 13.  Administration                                          57
- ---------------------------
13.1 General Administration.                                         57
     ----------------------
13.2 Management Employee Benefits Committee.                         57
     --------------------------------------


13.3 Exercise of Board of Directors' Authority.                      60
     -----------------------------------------
13.4 Liability and Indemnification.                                  61
     -----------------------------
13.5 Compensation and Expenses.                                      62
     -------------------------
13.6 Resignation and Removal of Members; Appointment of
     --------------------------------------------------
     Successors.                                                     63
     ----------
13.7 Allocation and Delegation of Duties.                            63
     -----------------------------------
13.8 Records.                                                        63
     -------
13.9 Reliance Upon Documents and Opinions.                           63
     ------------------------------------
13.10 Requirement of Proof; Additional Documents.                    64
      ------------------------------------------
13.11 Reliance on Committee Memorandum.                              64
      --------------------------------
13.12 Multiple Fiduciary Capacity.                                   65
      ---------------------------
13.13 Claims Procedure.                                              65
      ----------------
13.14 Reporting and Disclosure; Annual Statement.                    66
      ------------------------------------------

Article 14.  Amendment and Termination                               67
- --------------------------------------
14.1 Amendment and Termination.                                      67
     -------------------------
14.2 Suspension.                                                     67
     ----------
14.3 Distributions on Termination.                                   68
     ----------------------------
14.4 Corporate Reorganization.                                       68
     ------------------------
14.5 Plan Merger or Transfer.                                        69
     -----------------------

Article 15.  Adoption by Affiliate                                   69
- ----------------------------------
15.1 Affiliate Participation.                                        69
     -----------------------
15.2 Rohr, Inc. Action Binding on Participating Affiliates.          69
     -----------------------------------------------------
15.3 Termination of Participation of Affiliate.                      69
     -----------------------------------------

Article 16.  Miscellaneous                                           70
- --------------------------
16.1 No Contract or Enlargement of Employee Rights.                  70
     ---------------------------------------------
16.2 Mailing of Payment; Missing Persons and Lapsed Benefits.        71
     -------------------------------------------------------
16.3 Addresses.                                                      71
     ---------
16.4 Notices and Communications.                                     71
     --------------------------
16.5 Written and Telephonic Elections.                               72
     --------------------------------
16.6 Governing Law.                                                  72
     -------------
16.7 Interpretation.                                                 72
     --------------
16.8 Withholding for Taxes.                                          72
     ---------------------
16.9 Successors and Assigns.                                         72
     ----------------------
16.10 Counterparts.                                                  72
      ------------
16.11 Severability.                                                  73
      ------------
16.12 Service of Legal Process.                                      73
      ------------------------
16.13 Investment Risk.                                               73
      ---------------
16.14 General Restriction Against Alienation.                        73
      --------------------------------------
16.15 Incompetency.                                                  74
      ------------
16.16 No Examination or Accounting.                                  74
      ----------------------------

Article 17.  Top Heavy Rules                                         75
- ----------------------------
17.1 Application of Top-Heavy Rules.                                 75
     ------------------------------
17.2 Minimum Vesting Requirements.                                   75
     ----------------------------
17.3 Minimum Benefit Requirement.                                    75
     ---------------------------


17.4 Impact on Maximum Allocations.                                  76
     -----------------------------
17.5 Change in Top-Heavy Status.                                     76
     --------------------------
17.6 Definitions.                                                    77
     -----------
17.7 Exclusion of Prior Employees.                                   79
     ----------------------------

Article 18.  Special Rules Regarding ESOP Accounts                   79
- --------------------------------------------------
18.1 Establishment of Participant's ESOP Accounts.                   79
     --------------------------------------------
18.2 Investment of ESOP Accounts.                                    79
     ---------------------------
18.3 Withdrawals and Distributions from ESOP Accounts.               79
     ------------------------------------------------
18.4 Application of Article.                                         80
     ----------------------

                              PRETAX SAVINGS PLAN

                         FOR THE SALARIED EMPLOYEES OF

                                  ROHR, INC.

                               (Restated, 1994)



                        Article 1.  Restatement of Plan
                        -------------------------------

     1.1  Restatement of the Plan.  Rohr, Inc., hereby amends and restates the
          -----------------------
Pretax Savings Plan for the Salaried Employees of Rohr, Inc. (as previously restated in 1983).

     1.2  Purpose of the Plan.  The principal purposes of the Plan are to
          -------------------
provide Eligible Employees with the opportunity to accumulate personal savings on a pretax and post tax basis with the Company's assistance and to permit Participants to direct investment of their savings among a broad spectrum of investment funds, including a Rohr, Inc. stock fund, which shall be held for their benefit in the Plan.

     1.3  Applicability of the Plan.  This Restatement sets forth the provisions
          -------------------------
of the Plan as in effect December 1, 1994, provided that:

     (a) If any determination is required to be made as of any -date prior to December 1, 1994, such determination shall be made under the terms of the Plan, as modified by any amendments taking effect on or before such date (including any provisions set forth in this Restatement which specifically state such an effective date); and

     (b) Any provision of this Restatement which specifically states an effective date later than December 1, 1994, shall be effective only as of such stated date.

     1.4  Intended Legal Effect.  This Plan is intended to qualify as a profit
          ---------------------
sharing plan under Section 401(a) of the Internal Revenue Code of 1986 (hereinafter referred to as the "Code"). Portions of this Plan are also intended to qualify under the provisions of Code Section 401(k). Provisions of this Plan regarding the directed investment of accounts are intended to meet the conditions for treatment under Section 404(c) of the Employee Retirement Income Security Act of 1974.

                        Article 2.  General Definitions
                        -------------------------------

          Whenever used in the Plan, the following terms shall have the
          -------------------------------------------------------------
respective meanings set forth below unless otherwise expressly provided herein:
- -------------------------------------------------------------------------------

          2.1  "Account, Accounts" means the Account or Accounts maintained for
                -----------------
each Participant which represents his total proportionate interest in the Trust Fund and which consists of the sum of the following:

          (a)  "Pretax Savings Account" means the Account to which the
                ----------------------
               Participant's Pretax Savings Contributions have been or shall be credited under the Plan, as adjusted from time to time as herein provided.

          (b)  "Company Matching Account" means the Account to which the
                ------------------------
               Company matching contributions made on behalf (including pre-1983 Company Matching Contributions) of the Participant have been or shall be credited, as adjusted from time to time as herein provided.

          (c)  "Participant Contributions Account" means the Account to which
                ---------------------------------
               contributions of taxable Compensation made by the Participant have been or shall be credited, as adjusted from time to time as herein provided. Such Account shall include amounts attributable to the Participant's Pre-1983 Member Contributions Account and to the Participant's after-tax contributions made to the Plan on or after December 1, 1994, pursuant to Section 6.1.

          (d)  "ESOP Account" means the Account to which the Participant's
                ------------
               interest in the Rohr Industries, Inc. Employee Stock Ownership Plan is or shall be credited, as of the effective date of the merger of that Plan in to this Plan, as adjusted from time to time as herein provided.

          (e)  "Rollover Account" means the Account to which any rollover
                ----------------
               contributions made after the Effective Date by the Participant (including direct transfers from trustees of such plans pursuant to Section 5.3(e)) have been or shall be credited, as adjusted from time to time as herein provided.

          2.2  "Affiliate" means any corporation that is a member of a
                ---------
controlled group of corporations (as defined in Code Section 414(b)) that includes the Company; any trade or business (whether or not incorporated) that is under common control (as defined in Code Section 414(c)) with the Company; any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Code Section 414(m)) that includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

     2.3  "Alternate Payee" means any person who becomes entitled to any portion
           ---------------
of the Accounts of a Participant pursuant to a Qualified Domestic Relations Order as defined in Section 16.14(b).

     2.4  "Beneficiary" means the person or persons to whom a Participant's
           -----------
Accounts are to be paid in the event of his death, as determined pursuant to
Section 9.4.

     2.5  "Board Committee" means a committee of the Board of Directors which
           ---------------
may be appointed pursuant to Section 13.3.

     2.6  "Board of Directors" means the Board of Directors of Rohr, Inc.  Any
           ------------------
action which may be taken by the Board of Directors under this Plan may be taken by such committee as may be appointed by the Board of Directors and delegated such authority, pursuant to Section 13.3.

     2.7  "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

     2.8  "Committee" means the management employee benefit plan administration
           ---------
committee appointed by the Board of Directors pursuant to Section 13.2 to administer the Plan in accordance with its terms.

     2.9  "Company" means Rohr, Inc. and each other Affiliate that adopts the
           -------
Plan with the approval of Rohr, Inc. as provided hereinafter.

     2.10 "Company Matching Contribution" means the amount the Company
           -----------------------------
contributes to the Trust Fund on behalf of a Participant pursuant to Article 4.

     2.11 "Compensation" means all of the Participant's compensation (as that
           ------------
term is defined in Code Section 415(c)(3), but without regard to Code Sections 125, 402(e)(3), 402(h)(1)(B) and 403(b) (which provide for exclusion of employer contributions made pursuant to salary reduction or similar arrangements)). Accordingly, except to the extent inconsistent with such provisions, "Compensation" shall include a Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Regulation 1.62-2(c)) for a Plan Year.

     Compensation shall exclude (a)(1) contributions made by the Company to a plan of deferred compensation to the extent that, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, (2) Company contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(i) to the extent such contributions are excludable from the Employee's gross income, (3) any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits, or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

Compensation for any period shall include only that compensation (as defined above) which is paid to the Participant during such period, and shall exclude Compensation in excess of the Compensation Limitation.

     2.12 "Compensation Limitation" means the maximum Compensation of each
           -----------------------
Employee which may be taken into account under the Plan under the terms of Code
Section 401(a)(17), as follows:

     (a) For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant which shall be taken into account under the Plan for any Plan Year (or other twelve-month determination period described in the Plan), including any such period prior to such Plan Years, shall not exceed $150,000 as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B).

     (b) For Plan Years beginning after December 31, 1988, and before January 1, 1994, the annual Compensation of each Participant which shall be taken into account under the Plan for any Plan Year (or other twelve-month determination period described in the Plan) shall not exceed $200,000 (as adjusted for increases in the cost of living determined pursuant to Code Sections 401(a)(17) and 415(d) as in effect for such year).

     (c) The cost of living adjustment in effect for a calendar year shall apply to any determination period which begins in such calendar year. If a determination period consists of fewer than twelve (12) months, the annual Compensation Limitation for that determination period shall be an amount equal to the otherwise applicable annual Compensation Limitation multiplied by a fraction, the numerator of which is the number of months in the short determination period and the denominator of which is twelve (12), but such proration shall not be required by reason of a Participant's participation for less than a full determination period.

     (d) In determining the Compensation of a Participant for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply to any Participant who is a five percent owner of the Company or who is one of the ten Highly Compensated Employees with the highest Compensation for such year except, in applying such rules, the term 'family' shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules, the adjusted annual Compensation Limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this Section prior to the application of this limitation.

     2.13 "Disability" means, and a Participant shall be deemed to be disabled
           ----------
when, on the basis of medical evidence satisfactory to the Company, the Company finds that he is wholly and permanently prevented from engaging in any occupation or employment for wage or profit as the result of bodily injury or disease, either occupational or non-occupational in cause, except such employment as is found by the Company to be so irregular as to time and nature that it should be excepted, or is found by the Company to be for purposes of rehabilitation. A Participant shall not be deemed disabled if, on the basis of proof satisfactory to the Company, the Company finds that his incapacity arises out of chronic alcoholism, addiction to narcotics, an injury which was self inflicted or incurred while he was engaged in a felonious enterprise, or resulted therefrom, or resulted from service in the Armed Forces of any country.

     2.14 "Effective Date" means August 1, 1983, as of which this Plan was
           --------------
previously restated. This current restatement reflects provisions in effect on December 1, 1994, except as otherwise stated herein.

     2.15 "Eligible Employee" means any person who:
           -----------------

     (a) Is a salaried Employee of the Company (or any other Employee of the Company specifically covered by this Plan pursuant to a resolution of the Board of Directors); and

     (b) Is not covered by a collective bargaining agreement unless such agreement expressly provides for participation in this Plan (provided that this paragraph (b) shall apply only if retirement benefits were the subject of good faith bargaining between the Company and the union); and

     (c) Is not within a group of employees assigned (on other than a temporary basis) to specific geographical locations that have been excluded from participation in the Plan by the Board of Directors; and

     (d) Is not a "Temporary Salaried Employee". For purposes of this paragraph, "Temporary Salaried Employee" means an Employee who is so classified on the personnel records of the Company and who:

          (i) Has been hired for or transferred to a position otherwise qualifying for participation in this plan, but for a limited duration (usually fewer than six (6) months), or

         (ii)  Has been hired to complete a special task or project, or

        (iii) Does not regularly work at least one hundred twenty (120) hours per month, unless he works at least one thousand (1,000) Hours of Service in a Plan Year.

          An Employee's status as a "Temporary Employee" shall cease, and he shall be deemed to have been an Eligible Employee as of the first day of the Plan Year, if during the Plan Year his employment is continued beyond the limited duration referred to at Subsection (i) above, or beyond the completion of the special task or project referred to at Subsection (ii), or beyond the one thousand (1,000) Hours of Service referred to at Subsection (iii).

     2.16 "Employee" means any person who is a common law employee or a Leased
           --------
Employee of the Company or an Affiliate.

     2.17 "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
from time to time amended.

     2.18 "Former Participant" means a Participant who has had a Separation from
           ------------------
Service and is not an Employee but who still has an undistributed interest in the Plan.

     2.19 "Highly Compensated Employee" means a Highly Compensated Employee
           ---------------------------
within the meaning of Code Section 414(q) and Regulations thereunder, and shall include any Highly Compensated Active Employee and any Highly Compensated Former Employee.

     (a) A "Highly Compensated Active Employee" means any Employee who performs services as an Employee during the Determination Year and who:

          (i) Was a "Five Percent Owner" as defined in Code Section 416(i)(1)(B)(i) at any time during the Determination Year or the Look Back Year;

         (ii) For the Look Back Year, received Compensation in excess of $75,000 (or such greater amount as shall be determined by the Secretary of the Treasury in the manner specified in Code Section 415(d));

        (iii) For the Look Back Year, was in the "Top Paid Group" and received Compensation in excess of $50,000 (or such greater amount as shall be determined by the Secretary of the Treasury in the manner specified in Code Section 415(d)). The "Top Paid Group" means the top twenty percent (20%) of the Employees of the Company (determined after excluding the Employees described in Code Section 414(q)(8)(B) and (C)) when ranked on the basis of Compensation paid for such year;

         (iv) During the Look Back Year, was an officer of the Company (within the meaning of Code Section 416(i)) and received Compensation greater than fifty percent (50%) of the dollar limitation in effect for such year under Code Section 415(b)(1)(A). For purposes of this subparagraph (iv), no more than fifty (50) Employees (or, if less, the greater of three (3) Employees or ten percent (10%) of all Employees) shall be treated as officers, provided, however, if no officer is described in this subparagraph (iv), then the highest paid officer for such year shall be treated as herein described.

          (v) An Employee who is described in subparagraph (b), (c), or (d) of this Section 2.19 when the "Determination Year" is substituted for the "Look Back Year" in such subparagraphs and who is one of the one hundred (100) Employees paid the greatest Compensation during the determination year.

     (b) "Highly Compensated Former Employee" means a former Employee who separated from service prior to the Determination Year and was a Highly Compensated Employee in the year of separation from service or in any Determination Year after attaining age fifty-five (55). Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age fifty-five (55) (or the last year ending before the Employee's 55th birthday), the Employee either received Compensation in excess of $50,000 or was a "Five Percent Owner".

     (c) For purposes of this Section, the "Determination Year" shall be the Plan Year and the Look Back Year shall be the calendar year ending with or within the applicable Determination Year.

     (d) The Committee, in its discretion, may make any election available under Code Section 414(q), including an election pursuant to Section 414(q)(12).

     2.20  "Hour of Service" means:
            ---------------

     (a) Each hour for which the Employee is paid or entitled to payment by the Company or an Affiliate for the performance of duties.

     (b) Each hour for which the Employee is paid or entitled to payment by the Company or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence.

     (c) Each hour for which back pay (irrespective of mitigation of damages) is either awarded or agreed to by the Company or an Affiliate, with no duplication of credit for hours under paragraphs (a) or (b) and this paragraph (c).

     Notwithstanding the foregoing, no more than five hundred one (501) Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties.

     If and to the extent a record of an Employee's hours of employment is not maintained by the Company or an Affiliate, the Employee shall be credited with one hundred ninety (190) Hours of Service for each month for which the Employee would be required to be credited with at least one Hour of Service.

     Where Hours of Service are to be credited on account of a period during which an Employee performs no duties, he shall be credited with the Hours of Service determined under Department of Labor Regulations Section 2530.200b-2(b). Provided there is no duplication of credit for hours during which no duties are performed, he shall also be credited with (i) eight (8) Hours of Service for each recognized holiday falling on an Employee's regularly scheduled workday and paid for but not worked; (ii) eight (8) Hours of Service for each full day of paid absence due to vacation or sick leave; and (iii) up to forty (40) Hours of Service per week for a period not to exceed six (6) months for each separate illness or injury, for which the Employee is on an Authorized Period of Absence granted by an Employer because of an industrial injury or industrial illness for which the Employee receives Workers' Compensation benefits.

     All Hours of Service shall be determined and credited to computation periods in accordance with reasonable standards and policies consistent with Department of Labor Regulations Section 2530.200b-2(b) and (c).

     2.21  "Inactive Participant" means a Participant who is still an Employee,
            --------------------
but who has been transferred to and is in a position of employment with the Company, or to an Affiliate not participating in the Plan, where he is no longer an Eligible Employee.

     2.22  "Investment Fund" means any of the investment funds specified
            ---------------
pursuant to Article 8 in which any portion of the Trust Fund may be invested.

     2.23  "Leased Employee" means any person (other than an employee of the
            ---------------
recipient) who pursuant to an agreement between the recipient and any other person (a "leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. For purposes of this paragraph, the term recipient shall mean the Company and its Affiliates.

     Notwithstanding the foregoing, a person shall not be treated as a Leased Employee if (i) such person is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code; (2) immediate participation; and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce as defined in Code Section 414(n)(5)(C).

     2.24  "Limitation Year" means the calendar year.
            ---------------

     2.25  "Non-Highly Compensated Employee" means a Participant who is not a
           -------------------------------
Highly Compensated Employee.

     2.26  "Participant" means any Eligible Employee who has met the
            -----------
requirements to become a Participant as set forth in Section 3.1 hereof or who has previously met such requirements and still has an interest in an Account under the Plan.

     2.27  "Participant Contributions" means the amounts a Participant
            -------------------------
contributes to the Trust Fund pursuant to Section 5.1.

     2.28  "Plan Administrator" means the Committee appointed pursuant to
            ------------------
Section 13.2, which shall be the Plan "Administrator" for purposes of Section 3(16)(A) of ERISA.

     2.29  "Plan Compensation" means "Compensation" adjusted by excluding the
            -----------------
following:

     (a) Any amount payable other than for services rendered as an Eligible Employee;

     (b)  Severance Pay;

     (c)  Automobile, moving, relocation and housing allowances

     (d) Any other expense reimbursments or per diems; and

     (e) Any other non-cash benefits and perquisites.

     2.30  "Plan Year" means the twelve (12) consecutive month period beginning
            ---------
on the Effective Date and any subsequent August 1, and ending on the following July 31.

     2.31  "Pretax Savings Contributions" means the amount of Compensation a
            ----------------------------
Participant requests the Company to defer and to contribute to the Trust Fund on his behalf on a pretax basis in accordance with the provisions of Article 4.

     2.32  "Rohr Common Stock" means common stock of Rohr, Inc., or of any
            -----------------
successor to Rohr, Inc.

     2.33  "Rohr Fund" means an Investment Fund which shall be invested solely
            ---------
in Common Stock and in short term liquid investments necessary to satisfy such fund's potential cash needs for transfers and payments.

     2.34  "Rollover Contributions" means the amounts paid or transferred to the
            ----------------------
Trust Fund on behalf of a Participant pursuant to Section 5.3.

     2.35  "Separation from Service" means any termination of the employment
            -----------------------
relationship between an Employee and the Company or an Affiliate and shall be deemed to occur upon the earlier of:

     (a) the date on which the Employee quits, is discharged, is laid off, retires or dies; or

     (b) The first anniversary of the first day of a period in which the Employee is (and remains) absent from the service of the Company or an Affiliate for any other reason (such as vacation, sickness, or leave of absence granted by the Company or an Affiliate) not enumerated in Paragraph (a) above.

An Employee of Rohr, Inc. who transfers to an Affiliate (including a non-participating Affiliate) or an Employee of an Affiliate who transfers to Rohr, Inc. or to another Affiliate (including a non-participating Affiliate) shall not be treated as having a Separation from Service; provided, that the provisions of this Plan limiting or ending the rights of such transferring Employee to make contributions or have the Company make Company Matching Contributions, shall apply in accordance with their terms.

     2.36  "Spouse" means the person to whom a Participant is legally married on
            ------
the first day of the first period with respect to which benefits are payable under this Plan.

     2.37  "Trust Agreement" means any agreement in the nature of a trust
            ---------------
established to form a part of the Plan to receive, hold, invest, and dispose of the assets of the Trust Fund.

     2.38  "Trust Fund" means the assets of every kind and description held
            ----------
under any Trust Agreement forming a part of the Plan.

     2.39  "Trustee" means any person selected pursuant to Section 12.1 to act
            -------
as trustee under the Trust Agreement at any time of reference.

     2.40  "Valuation Date" means each business day provided that, for any
            --------------
Investment Fund or Funds, the Committee may specify less frequent Valuation
Dates.

     2.41  "Vesting Service" shall have the meaning set forth at Section 7.1.
            ---------------


     Article 3.  Eligibility and Pretax Savings Contributions
     --------------------------------------------------------

     3.1  General Rule.  Every person who is hired or rehired as an Eligible
          ------------
Employee shall become a Participant in the Plan immediately upon his date of hire or rehire and shall thereby be entitled to make the election regarding contributions specified in this Article 3.

     3.2  Duration.  An Eligible Employee who became a Participant shall remain
          --------
a Participant as long as he still has an Account hereunder.

     3.3  Pretax Savings Contributions.  Each Participant (other than any
          ----------------------------
Inactive Participant or Former Participant) may elect to cause a specified percentage (in whole percentage points) of his Plan Compensation to be contributed to the Plan on his behalf as a Pretax Savings Contribution in accordance with the provisions of this Article 4 and such other rules as the Committee may prescribe from time to time. If the Participant's Plan Compensation changes, such elected percentage of Company contribution shall automatically apply to such changed Plan Compensation, unless the Participant changes his election as provided in Section 3.5. Such percentage shall be limited to such maximum percentage as may be, from time to time, determined (separately for Highly Compensated Employees and non-Highly Compensated Employees) at the discretion of the Committee and as provided by the limitations set forth in Article 6.

     3.4  Contribution Election Procedures.
          --------------------------------

     (a) Each Participant may make the election described in Section 3.3 by completing such election form as may be specified by the Committee and submitting such form in such manner as may be specified by the Committee (or in such manner as may be specified pursuant to Section 16.5).

     (b) Any Participant who does not make an effective election as herein provided shall be deemed, until such election shall be made, to have elected not to defer any of his Compensation.

     (c) The commencement date for the making of the Company's Pretax Savings Contribution is set forth at Section 3.9 hereof, and no election of a Participant, or changed election under Section 3.5, shall have the effect of causing such Company Matching Contributions to start at any earlier date nor to take into consideration any Plan Compensation paid to such Participant prior to the commencement date at Section 3.9.

     3.5  Modification or Discontinuance of Pretax Savings Contributions.  Any
          --------------------------------------------------------------
election made in accordance with Section 3.3 shall remain in effect until a new election to increase or decrease the deferral percentage, or an election to discontinue salary deferrals, becomes effective under this Section.

     Any Participant who discontinues an election to receive Pretax Savings Contributions shall be eligible to resume an election to receive Pretax Savings Contributions provided that at least six months have elapsed since the effective date of his prior election to discontinue Pretax Savings Contributions, by making a new election pursuant to Section 3.3, provided that any suspension of a Participant's Pretax Savings Contributions that applied as of December 1, 1994, shall cease to apply as of that date.

     3.6  Salary Reduction.  Each Participant who makes an election described in
          ----------------
Section 3.3, or makes a changed election under Section 3.5, to have the Company contribute a percentage of his Plan Compensation as a Pretax Savings Contribution under this Plan shall, by the act of making such election, agree to have his Plan Compensation reduced by an equivalent amount for so long as the election remains in effect. Such amount of reduced Plan Compensation, during the period such reduction is in effect, is by the aforesaid election permanently and irrevocably waived on behalf of the Participant, his Spouse and Beneficiary, and their respective heirs.

     3.7  Effective Date of Elections.  Any election to receive Pretax Savings
          ---------------------------
Contributions pursuant to Section 3.3 and to have salary reduced under Section
3.6 (and any modification or discontinuance of such election pursuant to Section 3.5) shall be effective as of the first day of the first payroll period which ends on or after the date that the Participant has complied with all requirements necessary for such election to be effective and with respect to the Participant's Plan Compensation for that and subsequent payroll periods. Such election shall continue in each pay period until the effective date of any subsequent changed election, or of the discontinuance of Pretax Savings Contributions, or until the Participant becomes an Inactive Participant or a Former Participant.

     3.8  Periods For Which a Participant is not Receiving Compensation.  A
          -------------------------------------------------------------
Participant who is not receiving Plan Compensation shall not be entitled to have the Company contribute any amount on his behalf as a Pretax Savings Contribution in any period in which he is not receiving Plan Compensation. Such failure to receive Plan Compensation, however, shall not, by itself, create a suspension of his participation hereunder. Such Participant's Pretax Savings Contribution election shall be reinstated automatically as of the first pay period for which he again receives Plan Compensation and such Plan Compensation shall be reduced by the deferral percentage previously in effect for such Participant.

     3.9  The Making of Pretax Savings Contributions; Allocation Among
          ------------------------------------------------------------
          Participating Companies.
          -----------------------

     (a) All Pretax Savings Contributions for all pay periods ending in a month shall be made by the Company to the Trust Fund not later than ten (10) days after the last day of the pay period.

     (b) In the case of a Participant who is employed by an Affiliate other than Rohr, Inc., the Pretax Savings Contribution for such Participant shall be payable by such Affiliate and, if paid by Rohr, Inc. on behalf of such Affiliate, such Affiliate shall reimburse Rohr, Inc. promptly.


           Article 4.  Company Matching Contributions
           ------------------------------------------

     4.1  Company Matching Contributions.
          ------------------------------

     (a) Each Participant who has in effect an election under which he receives a Pretax Savings Contribution for any period of time referred to in subsection (b) shall receive an allocation of a Company Matching Contribution for such period, but only in the manner and subject to the conditions set forth in subsections (b) through (i) below. Notwithstanding the foregoing provisions, no Company Matching Contribution shall be made with respect to any Pretax Savings Contribution actually made for any payroll period commencing after September 20, 1992, with respect to any person on the Executive Payroll.

     (b) The Company Matching Contribution with respect to a Participant for any payroll period commencing after December 31, 1994 shall be equal to seventy-five percent (75%) of that portion of the Participant's Pretax Savings Contribution which does not exceed four percent (4%) of Plan Compensation. Notwithstanding the foregoing, no Company Matching Contribution shall be made with respect to that portion of a Participant's Pretax Savings Contribution that exceeds four percent (4%) of Plan Compensation. The Company Matching Contribution related to any pay period shall be made to the Plan by the Company not later than the date specified in Section 3.9(a).

     (c) The Company Matching Contribution with respect to a Participant for any payroll period commencing on or before December 31, 1994 shall be equal to the sum of the following amounts:

          (i) A Basic Matching Contribution equal to twenty-five percent (25%) of the Participant's Pretax Savings Contribution. The Basic Matching Contribution related to any pay period shall be made to the Plan by the Company within forty-five (45) days following the date on which the Participant's Plan Compensation is payable for such pay period.

          (ii) An annual Discretionary Matching Contribution equal to the Participant's Pretax Savings Contribution for the Plan Year (exclusive of any Pretax Savings Contributions made for any period prior to the effective date of this paragraph (ii)) multiplied by that percentage, if any, that the Board of Directors of the Company in its discretion determines.

               Notwithstanding the foregoing, no Company Matching Contribution shall be made with respect to that portion of a Participant's Pretax Savings Contribution that exceeds five percent (5%) of Plan Compensation.

     (d) Notwithstanding the other provisions of this Section 4.1, no Company Matching Contribution shall be made for any period in which the Participant is prohibited from participating under the provisions of Sections 3.5, 3.8, 6.2 and 6.5. The Company Matching Contribution for any Participant shall be determined with reference to the Pretax Savings Contribution elected by the Participant (provided that, solely for periods before January 1, 1995, such contribution shall be made whether or not the Participant is precluded from making such a contribution due to any provision of Section 6.1), provided that for each Participant the aggregate amount of Pretax Savings Contribution that shall be recognized for purposes of computing the percentage Company Matching Contribution for any year shall not exceed the Participant's actual aggregate Pretax Savings Contribution for such year.

     (e) Notwithstanding any provision in this Plan to the contrary, no Company Matching Contribution shall be made with respect to any Participant, unless the Participant either was an Employee on the date of such contribution (determined after applying subsection (i) below) or ceased employment as a result of an event described in subsection (a) of Section 7.2.

     (f) Except as otherwise provided pursuant to subsection (g) below, all Company Matching Contributions shall be made in cash and shall be allocated among Investment Funds in accordance with the terms of the elections applying to such Participant's Accounts pursuant to Section 10.2.

     (g) All Company Matching Contributions made with reference to Pretax Savings Contributions allocable to Plan Compensation payable on or after March 1, 1992, but before January 1, 1995, shall be applied to the Rohr Fund in one, or a combination, of the following manners:

          (i) Such Company Matching Contributions (which may include application of forfeitures of interests in the Rohr Fund) shall be made in the form of Rohr Common Stock unless the Board of Directors determines that such contributions shall be made in the form set forth in paragraph (ii) below. For purposes of this
               Section 4.1, the amount of any such contribution shall be determined with reference to the value of such Rohr Common Stock determined in the manner set forth in Section 11.6(a) as of the actual day of such contribution (irrespective of whether such stock has been registered under securities laws).

          (ii) The remaining part or all of such Company Matching Contribution (which may include application of forfeitures of interest other than interests in the Rohr Fund) shall be made in the form of cash. Such cash shall be applied solely to purchase Rohr Common Stock.

     (h) On or before the last day prescribed by law for the filing of the Company's federal income tax return for the Company's fiscal year in which any period referred to in subsection (b) or (c) ends (or such earlier day as may be specified by the Board of Directors or its designee), the Company shall contribute an amount which, when added to the amount of forfeitures described at Section 7.3 and lapsed benefits described at Section 16.2, is sufficient to provide the required allocation under this Section 4.1 for all Participants with respect to such period. If the amount of forfeitures occurring in such a period exceeds the amount of Company Matching Contributions to be made for such a period, then the excess shall be held in a suspense account and allocated in lieu of Company Matching Contributions in succeeding periods. No Company Matching Contributions shall be made until any balance in the suspense account is exhausted.

     (i) For purposes of this Plan (including subsection (e) above), a contribution made after the end of the fiscal year to which it relates shall be deemed to have been made on the last day of such fiscal year.

     4.2  Allocation Among Participating Companies.  In the case of a
          ----------------------------------------
Participant who is employed by an Affiliate other than Rohr, Inc., the Company Matching Contribution shall be payable by such Affiliate and, if paid by Rohr, Inc., on behalf of such Affiliate, shall be charged to such Affiliate, which shall reimburse Rohr, Inc. promptly.

     4.3  Deductibility Limitation.  The dollar amount of Company Matching
          ------------------------
Contributions, as provided under Section 5.1, shall be limited to the amount deductible under Section 404 of the Code for the taxable year for which such contributions are paid.


Article 5.  Participant Contributions, Rollovers and Plan Mergers
- -----------------------------------------------------------------

     5.1  Participant Contributions.  Any Participant (except an Inactive
          -------------------------
Participant or Former Participant) may elect to contribute to the Plan a specified percentage (in whole percentage points) of the Plan Compensation payable to the Participant on or after February 1, 1995, in accordance with the provisions of this Article

5 and such other rules as the Committee may prescribe from time to time. If the Participant's Plan Compensation changes, such elected percentage shall automatically apply to such changed Plan Compensation, unless the Participant changes the election as provided in this Section 5.1. Such percentage shall be limited to such maximum percentage as may, from time to time, be determined (separately for Highly Compensated Employees and Non-Highly Compensated Employees) at the discretion of the Committee.

     5.2  Participant Contribution Election Procedures.
          --------------------------------------------

     (a) Each Participant may make the election described in Section 5.1 by completing such election form or forms as may be specified by the Committee and submitting such forms in such manner as may be specified by the Committee (or in such other manner as may be specified pursuant to Section 16.5).

     (b) Any election made in accordance with subsection (a) shall remain in effect until a new election to increase, decrease, or discontinue Participant Contributions becomes effective.

     (c)  Any election to make Participant Contributions pursuant to subsection
          (a), and any modification or discontinuance of such election under subsection (b), shall be effective as of the first day of the first payroll period which ends on or after the date that the Participant has complied with all requirements necessary for such election to be effective and with respect to the Participant's Plan Compensation for that and subsequent payroll periods.

     (d) All Participant Contributions pursuant to this Section 5.1 shall be made solely by payroll withholding from the Participant's Plan Compensation (after applicable income tax on such Plan Compensation) and, by electing to make Participant Plan Contributions, the Participant shall authorize the Company to withhold such contributions from his Plan Compensation.

     (e) All amounts withheld from the Participant's Plan Compensation under this Section 5.1 shall be paid to the Trust Fund as soon as reasonably practical (and in any event within thirty (30) days) after the date on which they otherwise would have been paid to the Participant.

     5.3  Rollovers.
          ---------

     (a) Subject to the Committee's approval, amounts which an Eligible Employee has received from any other employee benefit plan may, at any time upon fifteen (15) days prior written notice to the Committee, and in accordance with uniform and non-discriminatory procedures adopted by the Committee, be transferred to this Plan, and if transferred, shall constitute such Eligible Employee's "Rollover Account" hereunder; provided the following conditions are satisfied:

          (i) The amount tendered to the Committee must be in the form of a certified or cashier's check, (or a direct transfer as provided in subsection (d) below), and must have been received by the Eligible Employee from:

               (A)  A plan qualified under Section 401(a) of the  Code; or

               (B)  A conduit Individual Retirement Account ("IRA") described in
                    Section 408(d)(3) (A)(ii) of the Code, to which no deductible IRA contributions were made.

          (ii) In the case of a distribution described in Section 5.3(a)(i)(A), above, the amount tendered must not include:

               (A) Amounts contributed to a qualified plan by the Eligible Employee (other than amounts described in Code Section 219(e)(2)), or

               (B)  Deductible IRA contributions and earnings thereon.

        (iii) The transfer to this Plan of amounts described in Section 5.3(a)(i)(A) will only be accepted if the Eligible Employee presents the Federal Form 1099, or equivalent, and the original distribution check, or a copy thereof, to the Committee.

         (iv) The transfer to this Plan of amounts described in Section 5.3(a)(i)(B) will only be accepted if accompanied by a copy of the Form 1099, or equivalent, and the distribution check, or a copy thereof, from the conduit IRA, from the qualified plan or plans from which the conduit IRA was funded.

          (v)  Amounts must be received by the Committee not later than sixty
               (60) days after the distribution was received by the Eligible Employee.

     (b)  No Company contributions shall be made with respect to Rollover
          Accounts.

     (c) The Committee shall establish such procedures, and may require such additional information from the Eligible Employee, as it deems necessary or appropriate to determine that a proposed transfer hereunder will satisfy the requirements of Section 5.3(a). Upon approval by the Committee, the aforesaid amounts shall be transmitted to the Trustee, to be invested in such Investment Funds as the Eligible Employee may select in accordance with the rules provided in
          Article 10. The Committee shall not be required to permit any rollover amount to be transferred to or held under this Plan if the Committee determines, in its sole discretion, that acceptance of any such rollover amount may adversely affect the continued qualification of this Plan.

     (d) In addition to the circumstances set forth in paragraph (i) of subsection (a) above, amounts may be transferred to this Plan by the direct transfer of cash from a plan or IRA of the type described in such paragraph (i) under such circumstances, if any, as the Committee may authorize by uniform and non-discriminatory procedures. Any such transfer shall constitute the Eligible Employee's "Rollover Account" and shall be subject to the provisions of this Section 5.3 except that the Committee, in its discretion, may permit such a transfer to be made without requiring a certified or cashier's check and with such other documentation (in lieu of Form 1099) as it may deem to be proper.

     5.4  Plan Mergers.  In the event of the merger of any other qualified
          ------------
defined contribution plan into this Plan, each of the Participant's Accounts under this Plan shall be credited with a dollar amount equal to the sum of cash and value of other assets received by the Trustee from the trustee of such merged plan and attributable to accounts of the same type and character under such merged plan.


             Article 6.  Limitations on Contributions
             ----------------------------------------

     6.1  Dollar Limitation on Pretax Savings Contributions.  Notwithstanding
          -------------------------------------------------
the provisions of Section 3.1, the maximum Pretax Savings Contribution for any calendar year beginning after December

31, 1986 shall be the maximum dollar amount specified in Code Section 402(g) (as adjusted pursuant to Code Sections 402(g)(5) and 415(d)). In the event that, for any reason, a Participant's total "elective deferrals" (within the meaning of Code Section 402(g)(3)) to all plans of all employers for a calendar year exceed such maximum, the Participant shall notify the Committee in writing, no later than March 1 of the following calendar year, of the portion of such excess which was contributed to this Plan, and shall receive a distribution from this Plan no later than April 15 of such following calendar year, equal to such portion of such excess plus earnings attributable to such excess (determined pursuant to subsection (b) of Section 6.4 below). If such limitation was exceeded solely by elective deferrals to Plans of the Company and Affiliates, the Participant shall be deemed to have elected to receive such a distribution from such plan or plans as the Committee may determine.

     6.2  Average Deferral Percentage Restrictions on Pretax Savings
          ----------------------------------------------------------
Contributions under Section 401(k).
- ----------------------------------

     (a)  Maximum Average Deferral Percentage.  The "Average Deferral
          -----------------------------------
          Percentage" for the group of Eligible Employees who are Highly Compensated Employees for any Plan Year shall not exceed the greater of:

          (i) One and one-quarter (1.25) times the Average Deferral Percentage for all other Eligible Employees; or

          (ii) The lesser of (I) the Average Deferral Percentage for all other Eligible Employees plus two (2) percentage points, or (II) the Average Deferral Percentage for all other Eligible Employees multiplied by two (2).

     (b)  Definition of "Average Deferral Percentage". The term "Average
          -------------------------------------------
          Deferral Percentage" shall mean, for a specified group of Eligible Employees for a Plan Year, the average of the ratio, calculated (to the nearest one-hundredth of one percent) separately for each Eligible Employee in such group, of (A) the amount actually paid over to the Plan on behalf of each such Eligible Employee for such Plan Year, to
          (B) the Compensation of such Eligible Employee for such Plan Year.
          For purposes of determining such Average Deferral Percentages, Company contributions allocated during the Plan Year to the account of an Eligible Employee under any employee stock ownership plan which the Company may establish or maintain, and in which such Eligible Employee is also participating, may be taken into account at the discretion of the Committee, in the same manner as if such allocation were a part of the Pretax Savings Contribution for such Eligible Employee. For this purpose, the value of such other Plan's allocation shall be determined by the method of valuation set forth in such plan.

     (c)  Procedures to Reduce Deferrals.  In the event that the percentage of
          ------------------------------
          Pretax Savings Contributions elected by the Highly Compensated Employees would (if not reduced) cause the Average Deferral Percentage of such Participants for a Plan Year to exceed the maximum Average Deferral Percentage permitted under subsection (a) of this Section 6.2, then the Committee may, at its option, reduce the prospective Pretax Savings Contribution made on behalf of Highly Compensated Employees (and the related salary reductions under Section 3.6) to the extent necessary to eliminate the excess, in the manner described in subsection (a) of Section 6.4 below.

     (d)  Procedures to Return Excess Deferrals.  In the event that the Average
          -------------------------------------
          Deferral Percentage for a Plan Year for Highly Compensated Employees (determined after applying the limitations established under subsections (a), (b) and (c) above) would otherwise exceed the maximum percentage permitted under paragraph (a) of this Section 6.2, the Committee shall determine the amount by which the Pretax Savings Contributions which were made on behalf of each Highly Compensated Employee must be reduced, in the manner described in subsection (a) of
          Section 6.4 below, so that such percentage shall not exceed such maximum. In such event, the amount of such reduction (and any income allocable to such reduced contributions), determined in accordance with subsection (b) of Section 6.4 below, shall be distributed to such Participant (without regard to any restriction on distributions set forth in this Plan) within twelve (12) months following the end of such Plan Year.

     6.3  Average Contribution Percentage Restrictions on Company Matching
          ----------------------------------------------------------------
Contributions and Participant Contributions under Section 401(m).
- ----------------------------------------------------------------

     (a)  Maximum Contributions.  The Average Contribution Percentage for the
          ---------------------
          group of Eligible Employees who are Highly Compensated Employees for any Plan Year shall not exceed the greater of:

          (i) One and one-quarter (1.25) times the Average Contribution Percentage for all other Eligible Employees; or

         (ii) The lesser of (I) the Average Contribution Percentage for all other Eligible Employees plus two (2) Percentage points; or (II) the Average Contribution Percentage for all other Eligible Employees multiplied by two (2.00).

               Notwithstanding the foregoing provisions, the amounts described in Section 6.2(a)(ii) and this Section 6.3(a)(ii) shall be reduced, in the manner described in Income Tax Regulations
               Section 1.401(m)-2 so that a Participant shall not utilize the higher percentage described in both of such Sections.

     (b)  Definition of Average Contribution Percentage.  The term "Average
          ---------------------------------------------
          Contribution Percentage" shall mean, for a specified group of Eligible Employees for a Plan Year, the average of the ratio, calculated (to the nearest one-hundredth of one percent) separately for each Eligible Employee in such group, of (A) the sum of the "matching contributions" and the "employee contributions" paid under the Plan on behalf of such Eligible Employee, to (B) the Compensation of such Eligible Employee for such Plan Year.

     (c)  Other Definitions and Operating Rules.  The following shall apply for
          -------------------------------------
          purposes of this subsection (c):

          (i) "Matching Contribution" shall mean (I) Company Matching Contributions which are made pursuant to Section 4.1 on account of a Participant's Pretax Savings Contribution; and (II) if elected by the Committee, such additional amounts described in Code Section 401(m)(4)(C).

         (ii) "Employee Contributions" shall mean after-tax Participant Contributions made pursuant to Section 5.1 and shall include Pretax Savings Contributions only if so elected by the Committee.

        (iii) The foregoing determinations shall be made taking into account this Plan and, if so determined by the Committee pursuant to Code
               Section 401(m)(2)(B), similar contributions under one or more other plans of the Company.

     (d)  Procedures to Reduce Contributions.  In the event that Employee
          ----------------------------------
          Contribution or Matching contributions would (if not reduced) cause the Average Contribution Percentage of

          Highly Compensated Employees to exceed the maximum Average Contribution Percentage permitted under subsection (a) of this Section 6.3, then the Committee may, at its option, reduce prospective Employee Contributions or prospective Matching Contributions related to Highly Compensated Employees to the extent necessary to eliminate the excess, in the manner described in subsection (a) of Section 6.4 below.

     (e)  Procedures to Distribute Excess Contributions. In the event the actual
          ---------------------------------------------
          Average Contribution Percentage for a Plan Year for Highly Compensated Employees (determined after applying paragraph (d) above) exceeds the maximum percentage permitted under paragraph (a) above, the Committee shall determine the amount by which contributions considered under this subsection with respect to each Highly Compensated Employee must be reduced, in the manner described in subsection (a) of Section 6.4 below, so that such percentage shall not exceed such maximum. In such event, the amount of such reduction (and any income allocable to such reduction, determined in accordance with subsection (b) of Section 6.4 below) shall be distributed to such Participant (without regard to any restrictions on distributions set forth in this Plan), within twelve
          (12) months following the end of such Plan Year.

     6.4  Certain General Operating Rules.
          -------------------------------

     (a)  Allocations of Required Reductions in Deferrals and Contributions.  If
          -----------------------------------------------------------------
          Pretax Savings Contributions must be reduced pursuant to subsection
          (c) or (d) of Section 6.2; or if Employee Contributions or Matching Contributions must be reduced pursuant to subsection (d) or (e) of
          Section 6.3, the following approach shall be used in determining the manner in which such reduction shall be applied to each Participant:

          (i) The ratio which applies under such subsection to the one or more Highly Compensated Employees with the highest such ratio shall be reduced to the extent necessary to satisfy the requirements of such subsection, or (if less) to cause such ratio to equal that of Highly Compensated Employees with the next highest ratio;

         (ii) The step described in paragraph (i) shall be repeated until the requirements of such subsection are met.

          The allocation of any such reduction under Section 6.3 between Employee Contributions and Matching Contributions shall be made in such non-discriminatory manner as shall be determined by the Committee.

     (b)  Determination of Earnings to be Distributed. If a distribution of an
          -------------------------------------------
          excess Pretax Savings Contribution is made pursuant to Section 6.1 or 6.2(d) or if a distribution of an excess Employee Contribution or excess Matching Contribution is made pursuant to Section 6.3(e), the amount of such distribution shall include earnings (or be reduced by losses) determined as follows:

          (i) Except as set forth in paragraph (iii) below, the earnings (or losses) to be distributed with respect to a Plan Year (or taxable year if Section 6.1 applies) shall be equal to the total earnings for such entire year of all Accounts of the Participant which are attributable to deferrals or contributions subject to such Section multiplied by a fraction with a numerator equal to the excess amount, and with a denominator equal to the total amount (including the excess), of such deferrals or contributions;

         (ii) The earnings (or loss) to be distributed with respect to the period from the end of any such year to the date of distribution shall be equal to the amount determined under paragraph (i) above multiplied by ten percent (10%) for each full month during such period (counting the final month in such period as a full month if the distribution is made after the fifteenth day of such month);

        (iii) If a distribution required pursuant to Section 6.1 is made before the end of the taxable year described in such Section, the amount of such earnings (or loss) shall be determined in accordance with Income Tax Regulations Section 1.401(k)-1(f)(4), 1.401(m)-1(e)(3) and 1.402(g)-1(e)(5).

     (c) Section 6.1 through 6.4 shall be applied in accordance with Income Tax Regulations Sections 1.401(k)-1; 1.401(m)-1; and 1.402(g)-1.

     6.5  Limitation on Annual Additions under Section 415.
          ------------------------------------------------

     (a)  Limitation on this Plan.  Notwithstanding anything to the contrary
          -----------------------
          contained in this Plan, and as an additional and independent limitation from that set forth at Section 6.1, 6.2 and 6.3, the total Annual Additions defined below, under this Plan to a Participant's Accounts for any Limitation Year shall not exceed the lesser of:

          (i) Thirty thousand dollars ($30,000) or, if greater, one fourth (1/4) of the dollar limitation in effect for such year under Code
               Section 415(b)(1)(A), or

         (ii) Twenty-five percent (25%) of the Participant's Section 415 Compensation for the Limitation Year.

     (b)  Application of Reductions.  To the extent a Participant's Annual
          -------------------------
          Additions would otherwise exceed the foregoing amounts, contributions shall be reduced in the following order until such limitation is satisfied:

          (i)  First, after-tax Participant Contributions under Article 5;

         (ii) Second, Pretax Savings Contributions under Article 3 for which Company Matching Contributions are not made; and

        (iii) Third, remaining Pretax Savings Contributions and related Company Matching Contributions under Article 4.

          If Pretax Savings Contributions are reduced, the Participant's Compensation shall be increased to reverse his salary reduction with respect to such adjusted amount.

     (c)  "Annual Additions". The term "Annual Additions" with respect to any
           ----------------
          Participant for a Plan Year shall mean the sum of:

          (i) Pretax Savings Contributions, Company Matching Contributions, and Participant Contributions for the Plan Year, reduced by the amount of any excess contributions properly distributed pursuant to Section 6.1, 6.2(d) or 6.3(e); and

          (ii) Forfeitures, to the extent allocated upon a Plan termination to the Accounts of Participants.

     (d)  "Section 415 Compensation".  The term "Section 415 Compensation" shall
           ------------------------
          mean "Compensation" reduced to reflect the amount of salary reductions and similar arrangements under Code Section 125, 402(e)(3), 402(h)(1)(B), and 403(b).

     (e)  Other Defined Contribution Plans.  If the Company is contributing to
          --------------------------------
          any other defined contribution plan, as defined in Section 414(i) of the Code, for its Employees, some or all of whom are Participants of this Plan, then any such Participant's Annual Addition hereunder shall be aggregated with amounts credited to the Participant under the other plan for purposes of applying the limitations of this Section, and the Company contributions under this Plan shall be first reduced for such Participants prior to any reduction under such other plan.

     6.6  Additional Limitations Relating to Defined Benefit Plan; Combined Plan
          ----------------------------------------------------------------------
Limitation under Section 415(e).  If a Participant of this Plan is also a
- -------------------------------
participant in any qualified defined benefit plan (within the meaning of Section 415(k) of the Code) of the Company, then the permitted Annual Additions, shall be adjusted to the extent necessary to provide that the sum of the "Defined Benefit Fraction", as defined in Subsection (a) below, and the "Defined Contribution Fraction", as defined in Subsection (b) below, for any Plan Year shall not exceed 1.0. However, such adjustment shall be made by reducing the Participant's benefits to any defined benefit plan and second by reducing Annual Additions pursuant to Section 6.5 of this Plan.

     (a) The "Defined Benefit Fraction" shall be a fraction, the numerator of which is the projected benefit of the Participant under all qualified defined benefit plans adopted by the Company or an Affiliate expressed as either an annual straight life annuity or a qualified joint and survivor annuity providing the maximum permissible survivor benefit (determined as of the close of the Plan Year), and the denominator of which is the lesser of (i) the maximum dollar amount otherwise allowable for such Plan Year under Code Section 415 times 1.25 or (ii) the maximum percentage of compensation allowable for such Plan Year under Code Section 415 times 1.4.

     (b) The "Defined Contribution Fraction" shall be a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under this Plan and all other defined contribution plans (as defined in Section 415(k) of the Code) of the Company for each Plan Year, and the denominator of which is the sum of the lesser for each Plan Year (including for this purpose August 1 - July 31 periods before the Effective Date) of (i) the maximum Annual Addition which could have been made under this Plan for such Plan Year under Code Section 415 and for each prior Plan Year of service with the Company times 1.25 or (ii) the maximum percentage of compensation allowable for such Plan Year under Code
          Section 415 times 1.4.

     (c) At the election of the Committee, in determining the Defined Contribution Fraction with respect to any year ending after December 31, 1982, the amount taken into account in determining the denominator with respect to each Participant for all years ending before January 1, 1983 shall be an amount equal to the product of (i) the amount determined under Section 415(e)(3)(B) of the Code as in effect for the year ending 1982, multiplied by the (ii) transition fraction. The numerator of the transition fraction shall be the lesser of $51,875, or 1.4 multiplied by 25 percent of the Participant's Compensation in 1981, and the denominator of said fraction shall be the lesser of $41,500 or 25 percent of the Participant's Compensation in 1981.


                Article 7.  Vesting and Forfeitures
                -----------------------------------

     7.1  Vesting Service.  Effective August 1, 1983, an Employee shall be
          ---------------
credited with Vesting Service (defined below) for his service with the Company or an Affiliate in accordance with the following provisions:

     (a) An Employee shall be credited with Vesting Service for the period of time during which the employment relationship exists between the Employee and the Company or an Affiliate (whether or not such Affiliate is participating in this Plan), and for certain other periods of time, in accordance with the following rules:

          (i) Credit shall be given to an Employee for the period of time beginning on the date he first performs an Hour of Service and ending on the date of such Employee's Separation from Service.

         (ii) In the case of an Employee who has had a Separation from Service and who is thereafter reemployed by the Company:

               (A) Credit shall also be given to such Employee for each period beginning upon the date he had a Separation from Service and ending upon the date he first again performed an Hour of Service if that rehire date is within twelve

                    (12) months of the date of such Separation from Service; provided, that, if such Employee is absent from employment for a reason other than his quitting, discharge or retirement at the time of his Separation from Service, the maximum period which must be recognized under this Section 7.1(a)(ii)(A) shall include the period beginning on the date of his Separation from Service and ending on a date which is one year from the date of his original absence.

               (B) Additional credit shall be given to such reemployed Employee for any period beginning on the date the Employee first again performs an Hour of Service after his rehire and ending on the date the Employee has a later Separation from Service thereafter.

               (C) If the rehire date referred to in subparagraph (A) is more than sixty (60) months after the date of the Separation from Service, all Vesting Service earned before such rehire date shall thereafter be disregarded, unless the Participant retained a non-forfeited interest in his Accounts as of such rehire date.

        (iii) Whenever the total number of years of Vesting Service of an Employee must be ascertained under this Plan, all completed periods of Vesting Service (on a daily basis) for all periods of employment (and for all periods during which Vesting Service is granted pursuant to Section 7.1(a)(ii)(A), above) shall be aggregated.

     (b) An Inactive Participant, but not a Former Participant, shall continue to accrue Vesting Service under this Plan during the period he is an Employee.

     7.2  Vesting.  The interest of a Participant in his Pretax Savings Account,
          -------
Participant Contributions Account, ESOP Account and Rollover Account (if any) shall be fully vested, within the meaning of Code Section 411(a) and Section 203 of ERISA, at all times. The interest of a Participant in his Company Matching Account shall be subject to forfeiture, until such interest becomes vested, within the meaning of Code Section 411(a) and Section 203 of ERISA, under the following provisions of this Section:

     (a)  Early Vesting.  The interest of a Participant in his Company Matching
          -------------
          Account shall fully vest in him or his

          Beneficiary upon the happening of any of the following events:

         (i)   His death while employed by the Company or an Affiliate;

        (ii)   His Disability while employed by the Company;

        (iii) His layoff for medical reasons or as a result of a reduction in the working force;

         (iv)  His attainment of age sixty-five (65);

          (v) His termination of Plan participation as a result of the withdrawal from Plan participation of his employer which was formerly a participating Affiliate, or the sale of such Affiliate or its business; or

         (vi) His entry into the Armed Forces of the United States (other than temporary service with Reserve or National Guard units); or

        (vii) Termination or partial termination (as defined in Treasury Regulations, rulings or cases) of the Plan.

     (b)  Normal Vesting of Company Matching Contributions.  Subject to the
          ------------------------------------------------
          provisions of subsection (a) of this Section 7.2(a), all of a Participant's interests in his Company Matching Account, whenever credited, shall vest in the Participant based upon his years of Vesting Service determined by reference to the following schedule:

               Years of Vesting
                   Service                   Vesting Percentage
               ---------------               ------------------
               Less than 1 year                      0%
               1 but less than 2                    20%
               2 but less than 3                    40%
               3 but less than 4                    60%
               4 but less than 5                    80%
               5 or more                           100%

     (c)  Grandfather Rule as of January 1, 1995.  Any Participant who is an
          --------------------------------------
          Employee on January 1, 1995, and then has an Account under the Plan shall be fully vested in all of his Accounts then or subsequently existing under the Plan,

     7.3  Forfeiture of Contingent Interests.
          ----------------------------------

     (a) Except as provided in subsection (b) and (c), upon a Participant's Separation from Service, all of the Participant's Accounts shall continue to be held in, and subject to the terms of, the Plan. The nonvested portion of such Accounts shall be forfeited on the date which is sixty (60) consecutive months after his Separation from Service, and the Participant shall thereafter be fully vested in the portion of such Accounts which are not forfeited, unless the Participant is rehired before such forfeitures occur.

     (b) In the event that a Participant receives a distribution of the vested portion of his Company Matching Account upon or after Separation from Service on or after June 1, 1990, pursuant to Section 9.2(a) or
          Section 9.5, the non-vested portion of such Account shall be forfeited at the time of such distribution.

     (c) If a Participant receives a distribution which results in forfeitures pursuant to subsection (b) and is subsequently rehired, such person shall be entitled (pursuant to such rules and procedures as the Committee may prescribe) to repay to the Plan the full amount which was distributed to him from his Company Matching Accounts. Such repaid amount along with the dollar amount which was forfeited shall be restored to such person's Company Matching Account, provided that such repayment may not be made after the earlier of the date when such Accounts would forfeit under subsection (a) or five (5) years after the date of such rehire. Such dollar amounts shall be invested pursuant to the Participant's election. as provided in Section 10.2.


               Article 8.  Withdrawals and Loans
               ---------------------------------

     8.1  General Withdrawals.  A Participant (including an Inactive Participant
          -------------------
or Former Participant) may withdraw, not more than once each Plan Year, an amount equal to all or a portion of the value of the vested portion of his interest in his Participant Contributions Accounts, in his Company Matching Account, in his ESOP Account and in his Rollover Account, in accordance with the following provisions:

     (a) Withdrawals must be made of all withdrawable amounts in each available category below (listed in descending order) before amounts in the next following category may be withdrawn:

           (i) Participant Contributions Account;

          (ii) Rollover Account; and

         (iii) Company Matching Account.

     (b) Any withdrawal made under this Section 8.1 shall be subject to the following conditions:

           (i) No withdrawal shall be in an amount less than one hundred dollars ($100) and any additional amount must be in increments of fifty dollars ($50).

         (ii) Any withdrawal from a Participant's Company Matching Account shall be restricted to the vested portion of Company Matching Contributions which has been held in such Account for at least two (2) years unless such Participant has been a Participant in this Plan for sixty (60) months or more in which case said Participant may withdraw the entire Company Matching Account balance.

        (iii) Except as may otherwise be determined by the Committee, withdrawals pursuant to this Section 8.1 (or pursuant to Section
               8.2 or 8.3) from any of the Accounts listed in subsection (a) above shall be taken pro rata from the Investment Funds in which the Participant's Accounts are invested and shall be payable in cash, provided that the Participant may elect that any such withdrawal from the Rohr Fund shall be distributable in whole shares of Rohr Common Stock. No distribution under any of such Sections shall be made from the Rohr Fund if the Committee, in its discretion, determines that the distribution of such stock would or might require registration or qualification of such stock under federal or state securities laws.

     (c) Application for withdrawals shall be made in writing in such manner as the Committee may prescribe (or in such other manner as may be specified pursuant to Section 16.5), and withdrawals shall be effective as soon as reasonably practical following satisfaction of all requirements for a withdrawal.

     (d) In accordance with such rules as may be approved by the Committee, a reasonable fee may be charged to the Account of any Participant who receives a withdrawal under this Section.

     (e) Notwithstanding any other provision herein to the contrary, a Participant may withdraw amounts from his ESOP Account at any time without regard to balances in any other Accounts, but subject to the limitation set forth in paragraph (i) of subsection (b) above.

     8.2  Hardship Withdrawals.  Any Participant (including an Inactive
          ---------------------
Participant or Former Participant) shall be permitted to make withdrawals in accordance with the provisions of this Section 8.2 from his Pretax Savings Account.

     (a) Hardship withdrawals from the Participant's Pretax Savings Account shall be limited to the value of such Account, provided that no distribution may be made from such Account after July 31, 1989, to the extent that aggregate distributions from such Account would exceed the sum of (i) aggregate Pretax Savings Contributions plus (ii) the earnings credited to such Account as of December 31, 1988.

     (b) Withdrawals under this Section shall be made only on account of an immediate and heavy financial need of the Participant and accordingly shall be permitted on account of any of the following circumstances:

          (i) Medical expenses (described in Code Section 213(d)) incurred by the Participant, his spouse, or his dependents (i.e. natural children, adoptive children or children for whom the Participant has legal custody). The Participant shall attest to attempting to have these medical expenses paid for by any healthcare plan of the Participant or the Participant's Spouse and/or any other applicable healthcare insurance. The Participant shall also attest that these requests were either denied, or granted with insufficient funds to cover the medical expenses;

         (ii) Expenses for the purchase (excluding mortgage payments) of a principal residence for the Participant;

        (iii) Payment of tuition and related educational fees for the next twelve (12) months of post secondary education for the Participant, or the Participant's spouse, natural children, adoptive children, or children for whom the Participant has legal custody;

         (iv) Mortgage and other payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage related to such principal residence; and

          (v) Any other circumstance which has been deemed by the Commissioner of the Internal Revenue Service to be an immediate and heavy financial need by means of publication of a revenue ruling, notice, or other document of general applicability.

     (c) Withdrawals shall be authorized under this Section 8.2 only to the extent that the Committee determines that the withdrawal is necessary to satisfy the Participant's financial need, after considering other resources that are reasonably available to the Participant. No distribution may be made under this Section 8.2 if a withdrawal under any other Section of this Plan (or any other Plan of any Affiliate) or a loan from this Plan (or any other Plan of any Affiliate) is available to the Participant and would not constitute taxable income to the Participant. No distribution may be made in excess of the amount required to relieve the Participant's financial need. In applying this subsection (c), the Committee may rely upon the Participant's written representation that the need cannot be relieved:

            (i) Through reimbursement or compensation by insurance or otherwise;

           (ii) By reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

          (iii) By cessation of Pretax Savings Contributions or Participant Contributions to the Plan;

           (iv) By other distributions or nontaxable (at the time of the loan) loans from plans maintained by any employer;

            (v) By borrowing from commercial sources on reasonable terms.

     (d)  Any Participant who receives a hardship withdrawal under this Section
          8.2 after December 1, 1994, shall be prohibited from electing to make Pretax Savings Contributions and Participant Contributions, under Articles 3 and 5 of this Plan and under all other Plans of the Company for the twelve (12) months following the withdrawal. In addition, the dollar limitation set forth in Section
          6.1 of this Plan for the calendar year following the year of the withdrawal shall be reduced by the amount of the Pretax Savings Contributions made for such Participant for the year of the withdrawal.

     (e) Applications for hardship withdrawals shall be made in writing in such manner as the Committee may prescribe (or in such other manner as may be specified pursuant to Section 16.5). Withdrawals shall be paid as soon as reasonably practical following satisfaction of all requirements for a withdrawal.

     (f) The amount of any immediate and heavy financial need shall include any amounts necessary to pay any federal, state or local taxes reasonably anticipated to result from the withdrawal (including any related interest and penalties).

     (g) In accordance with such rules as may be approved by the Committee, a reasonable fee may be charged to the Account of any Participant who receives a withdrawal under this Section.

     (h) The Committee shall apply this Section 8.2 in a uniform and non-discriminatory manner, in accordance with such rules and procedures as it may adopt.

     8.3  Withdrawals After Age 59  1/2.  Notwithstanding any other provisions
          -----------------------------
in the Plan to the contrary, subject to the approval of the Committee, a Participant who has attained age fifty-nine and one-half (59 1/2) may elect, in accordance with the provisions of Section 8.1 and such other rules as the Committee may prescribe, to withdraw his Pretax Savings Account, Participant Contributions Account, ESOP Account, Rollover Account and the vested portion of his Company Matching Account, and have such Accounts distributed to him on or after the date he attains age fifty-nine and one-half (59 1/2) in the form of a single lump sum.

     8.4  Loans to Participants.  A Participant may borrow from the Plan by
          ---------------------
application to the Committee (or its delegate) in accordance with the terms of this Section 8.4.

     (a)  Each such loan shall be either:

           (i) A loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant. Such loan is referred to herein as a "Residence Loan"; or

          (ii) A loan which is not a Residence Loan. Such a loan is referred to herein as a "General Purpose Loan".

     (b) Unless otherwise established by resolution of the Committee, no Participant may apply for a Residence Loan or for a General Purpose Loan if either:

          (i) The Participant has an outstanding loan of such type (or has had such an outstanding loan within sixty (60) days or such longer period of time as may be established by the Committee); or

          (ii) The Participant has entered into a loan of such type at any previous time during the Plan Year.

     (c) Each Participant who applies for a loan hereunder shall comply with all procedures which shall be adopted by the Committee (or its delegate) and complete all documents which may be required by the Committee for such purpose.

     (d) No loan hereunder shall be for less than $500. In accordance with such rules as may be approved by the Committee, reasonable origination and annual fees may be charged to the Account of any Participant who receives a loan under this Section.

     (e) Each loan under this Section shall be taken from, and shall be limited to the Participant's Pretax Savings Account (provided that the Committee, by resolution, may authorize loans to be taken from other Accounts and, if so, shall specify the order of application of such Accounts to the loan).

     (f) Unless otherwise established by resolution of the Committee, the amount of each loan hereunder shall not (when added to the outstanding balance of all other loans under the Plan) exceed the lesser of:

          (i) Fifty thousand dollars ($50,000), reduced by the excess, if any, of (A) the highest balance of all loans from the Plan to the Participant during the one year period ending on the day before the date such loan is made over (B) the outstanding balance of loans from the Plan on the date on which such loan was made; or

          (ii) Fifty percent (50%) of the vested portion of such Participant's Accounts.

          Unless otherwise established by resolution of the Committee, if such Participant has an individual account in any other qualified plan or plans maintained by the Company or an Affiliate, the limitations of paragraphs (i) and (ii) above shall be applied with reference to all loans to the Participant under all such qualified Plans.

     (g) Each loan granted hereunder shall bear interest at a reasonable rate determined by the Committee in accordance with ERISA Section 408(b)(1) no later than the date of the loan. Interest shall be computed monthly or more frequently on a declining balance.

     (h)  The maximum initial term of each loan hereunder shall be:

          (i)  In the case of a General Purpose Loan, fifty-four (54) months; or

          (ii) In the case of a Residence Loan, fifteen (15) years.

     (i)  Each loan under this Section to any Participant:

          (i) shall provide for full payment in substantially equal payments (representing interest and fully amortized principal) to be made monthly (or at such more frequent intervals as may be specified by the Committee) over the term of the loan; and

          (ii) shall provide for payment pursuant to withholding from the Participant's Plan Compensation and shall be conditioned upon the existence of such Plan Compensation.

     (j) The procedures and documents referred to in subsection (c) above shall require adequate security for each loan under this Section, which shall include, an assignment of an interest in part or all of the Participant's Accounts. Each loan under this Section shall provide that all unpaid principal and interest thereunder shall be due and payable if:

          (i) The Participant's Accounts which secure such loan become distributable for any reason (including any distribution resulting from any election by the Participant); or

          (ii) The Participant ceases to receive Plan Compensation subject to payroll withholding (except for such limited periods as may be approved by the Committee).

     (k)  Each application for a loan shall be approved or denied within thirty
          (30) days in accordance with rules which shall be adopted by the Committee.

     (l) The Committee shall establish and maintain one or more Loan Accounts (a "Loan Account") with respect to each Participant who receives a loan or loans pursuant to this Section 8.4. Such Loan Account shall represent the amount payable by the Participant as a borrower. In addition, such Loan Account shall represent the value of a separate Investment Fund with respect to that portion of the Participant's interest in the Plan which consists of such loan. Such Loan Account shall be increased by the principal balance loaned to the Participant and by the amount of interest which accrues on such principal balance. Such Loan Account shall be decreased by the amount of principal and interest repaid by the Participant to the Plan.

     (m) When a loan is granted pursuant to this Section, the Account or Accounts specified pursuant to subsection (e) shall be reduced by the principal amount of the loan. Such accounting treatment shall not be interpreted to disqualify or reduce such Participant's rights to Company Matching Contributions, if any. The principal amount of the loan shall be withdrawn pro rata from the Investment Fund or Funds in which the Participant's Accounts are held and shall reduce the amount in such Investment Fund which is held in the Account or Accounts determined pursuant to subsection (e) above, in the same manner as a transfer between Investment Funds described in Section 10.2.

     (n) When principal or interest is repaid pursuant to the terms of such loan, such repayments shall be applied to the Participant's Account or Accounts from which the loan or loans were taken. All such amounts shall be invested in the Investment Fund or Funds selected by the Participant under such election as is then in effect pursuant to
          Section 10.2.

     (o) A Participant shall be entitled to prepay all or any portion of the unpaid accrued interest and outstanding principal amount of a loan in a lump sum, without penalty.

     (p) This Section shall be applied in a manner which does not discriminate in favor of officers, shareholders, or highly compensated employees of the Company. Each reference in this Section to actions to be taken by resolution of the Committee or under standards to be adopted by the Committee is intended to refer to resolutions and standards applying uniformly to Participants who are similarly situated.

     (q) The Committee shall establish such written rules and procedures as shall be necessary or appropriate regarding administration of these loan provisions in accordance with applicable legal requirements including determination of events constituting default under such loans, steps which shall be taken in the event of such default, and any other provisions required by applicable Department of Labor Regulations. These rules and procedures may authorize any action to be delegated by the Committee to one or more persons.

     (r) The foregoing provisions of this Section 8.4 notwith-standing, the Company reserves the right to stop granting loans to Participants at any time.

     (s) The provisions of this Section 8.4 shall apply to any person who is a "participant" in the Plan, and who is a "party in interest" as such terms are defined in ERISA Section 3. However, no loan shall be granted to any person if the Committee determines that such loan would cause the Plan to violate the terms of subsection (p) above.


                          Article 9.  Benefit Payments
                          ----------------------------

     9.1  Form of Benefit Payments.  The benefits payable under any Section of
          ------------------------
this Article 9 (whether payable in a simple lump sum or in installments) shall be paid in cash, except that the Participant may elect that the portion of an account which is invested in the Rohr Fund shall be distributed in the form of certificates for whole shares of Rohr Common Stock (with cash in lieu of any fractional shares).

     9.2  Payment of Benefits Upon Separation from Service.
          ------------------------------------------------

     (a) Upon the Separation from Service of any Participant, all of such Participant's Accounts shall be retained in, and shall remain subject to the terms of, the Plan, except that the value of such Participant's Accounts to the extent vested, shall be distributable as follows:

            (i) As soon as reasonably practical in the case of small Accounts described in Section 9.5;

           (ii) Upon the Participant's subsequent election to receive a distribution, pursuant to subsection (b) of this Section 9.2;

          (iii) Following the Participant's death (as specified in Section 9.3); or

           (iv)  On the date on which distributions are required pursuant to
                 Section 9.6 or 9.7.

     (b) Any person described in subsection (a) above may elect in writing (in such manner and subject to such restrictions as may be determined by the Committee in accordance with Code Section 411(a)(11) and all valid Regulations thereunder), at any time upon or after the Participant's Separation from Service occurs, to receive a distribution from the Plan. Such distribution shall be payable as soon as reasonably practical after satisfaction of all requirements for such a distribution.

     (c) Any Participant who receives a distribution pursuant to subsection (b) or Section 9.5 (and any Beneficiary who receives a distribution pursuant to Section 9.3) shall receive the value (determined as set forth in Section 11.4) of the Participant's Pretax Savings Account, Participant's Contributions Account, ESOP Account and Rollover Account (if any) and the value of the vested portion of the Participant's Company Matching Account.

     (d) Distributions from this Plan shall be made in a single lump sum, provided that (except as otherwise limited by this Plan) any person who is entitled to receive more than $3,500 (including any portion of such Accounts that may be distributable in the form of Rohr Common Stock) may elect to receive such distribution in substantially equal annual installments (subject to the provision for revaluations set forth in subsection (e) below). Such election shall be made in accordance with such procedures and forms as may be specified by the Committee. An election to receive payments in installments shall specify the number of years, from five (5) to fifteen (15), over which the annual installments will be paid; provided, however, that the installment payout period shall not exceed the life expectancy of the Participant or the life expectancy of the Participant and his Beneficiary (determined in accordance with regulations issued under Code Section 401(a)(9)), and further provided that the payout period elected by the Participant shall not result in the payment of an amount of annual installment of less than one thousand dollars ($1,000).

     (e) The Accounts of a Participant who elects installments shall be revalued throughout the installment period, by the method provided at
          Article 11. The amount of each installment shall equal the undistributed portion of the Participant's Account balances (as they may have been previously revalued hereunder) as of the Valuation Date coinciding with or immediately prior to the anniversary of the last installment payment, multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installments (including the current one) which remain to be made, provided that such amount shall be revalued as provided herein.

     (f) Amounts distributable under this Plan shall be paid as soon as practicable after such amounts become payable under applicable Plan terms. If payments are made in installments, each installment shall be payable as of the anniversary date of the initial payment.

     (g) The foregoing notwithstanding, prior to the time benefits payable are distributed, whether in the form of a lump sum or in installments, a Participant who otherwise would receive a distribution pursuant to subsection (f), may elect to defer receipt of such benefits by filing a notice with the Committee on such form and in accordance with such rules as the Committee may prescribe. The notice filed with the Committee shall indicate the date on which payment of benefits shall be made or commence to be made. In no event, however, shall any Participant or Beneficiary be permitted to defer receipt of his lump sum benefit or the first payment of his installment benefits later than the required commencement date specified in subsection (a) of
          Section 9.7 below or to defer receipt of any installment unless such deferral complies with subsections (b) and (d) of Section 9.7.

     9.3  Methods of Paying Benefits Upon Death.
          -------------------------------------

     (a) If a Participant dies before commencement of benefits, the value of the deceased Participant's Accounts (as determined under Section 11.4) shall remain in, and be subject to the terms of, the Plan except that the value of such Accounts shall be distributed to the

          Participant's Beneficiary upon the earliest of the following:

          (i) As soon as reasonably practical in the case of small Accounts described in Section 9.5;

         (ii) Upon the Beneficiary's subsequent election (in such manner and subject to such conditions as may be determined by the Committee) to receive distributions;

        (iii)  On the date on which such distributions are required pursuant to
               Section 9.6 or 9.7.

     (b)  Distributions under subsection (a), other than those described in
          Section 9.5, shall be paid in a single lump sum, provided that such Beneficiary may elect as provided in subsection (d) of Section 9.2 to receive equal annual installments. Such annual installments shall be subject to the provisions of subsections (d) and (g) of Section 9.2 (provided that the installment payout period shall not exceed the life expectancy of the Beneficiary), and to the revaluation provisions as described at Section 11.4. The single lump sum, or the initial payment in the case of installment payments, shall be paid as soon as practicable after satisfaction of all requirements for such benefit.

     (c) If a Participant dies after commencement of distribution of his benefits, further distributions shall be made only as provided in Sections 9.7(d) and (e).

     9.4  Designation of Beneficiary.
          --------------------------

     (a) Except as otherwise provided below, if a Participant is married on the earlier of the date Benefits commence or the date of his death, his Spouse at that time shall be his Beneficiary under the Plan.

     (b) A Participant may designate, in writing, the Beneficiary (who may be named contingently or successively) whom he desires to receive the benefits provided by the Plan in the event of his death prior to receipt of his entire interest in the Plan. Each designation shall be in the form prescribed by the Committee, and shall be effective only when filed in writing with the Committee, and shall revoke all prior designations by the same Participant. The Committee shall require that a married Participant who designates a Beneficiary other than his Spouse obtain the Spouse's written consent to the designation. A

          Participant may from time to time change or revoke his designated Beneficiary by filing a new designation in writing with the Committee, effective when delivered to the Committee, and no notice to any Beneficiary nor consent by a Beneficiary (other than any Spouse's consent) shall be required to effect any such change or revocation. The spousal consent required by this section shall be in writing, with the Spouse acknowledging his or her understanding of the effect of such election, and be witnessed by either a Plan representative or a notary public. No spousal consent shall be required if it is established to the satisfaction of a Plan representative that the consent required may not be obtained because there is no Spouse or because the Spouse cannot be located or for other reasons as may be set forth in Regulations published pursuant to Code Section 417(a)(2)(B).

     (c) If a deceased Participant does not have a Beneficiary pursuant to subsections (a) and (b) above, or if the Committee shall be unable to locate a designated Beneficiary after reasonable efforts have been made, or if for any reason such designation shall be legally ineffective, or if such Beneficiary shall have predeceased the Participant, any distribution required to be made under the provisions of this Plan shall be made by payment in a lump sum, payable within one (1) year after his death to his legal representative.

          In the event the deceased Participant was not a resident of the state in which the Company is doing business, the Committee in its discretion, may require the establishment of ancillary administration in such state. If the Committee after reasonable efforts also cannot locate a qualified personal representative of the deceased Participant, or if administration of the deceased Participant's estate is not otherwise required, then the Committee, in its discretion, may pay the deceased Participant's interest in the Plan to his heirs at law (determined in accordance with the laws of the state of the residence of the deceased Participant as they existed at the date of the Participant's death). When payment has been made in accordance with any of the foregoing provisions, there shall be no further liability of the Company, the Committee, any member thereof, the Trustee or any other person or entity in connection with such payment or deceased person's interest in the Plan.

     9.5  Distribution of Small Accounts.  A Participant who has had a
          ------------------------------
Separation from Service for any reason other than death, the

Beneficiary of any deceased Participant, or the Alternative Payee under any Qualified Domestic Relations Order described in Section 16.14(b) whose interest in vested Accounts has a value which is not in excess of $3,500 (including any portion of such Accounts that may be distributable in the form of Rohr Common Stock) shall receive a distribution from the Plan in an amount equal to the value of such Vested Accounts. Such distribution shall be made at such time as shall be determined by the Committee or, if earlier, as soon as reasonably practical after written request by the payee.

     9.6  Restrictions on Deferral of Benefit Payments.  Unless the Participant
          --------------------------------------------
otherwise elects (in such form and manner as the Committee may prescribe), the payment of benefits under the Plan shall begin not later than the sixtieth
(60th) day after the close of the Plan Year in which occurs the latest of:

     (a) the tenth anniversary of the year in which the Participant commenced participation in the Plan;

     (b)  the Participant's Separation from Service; or

     (c)  the Participant's attainment of age sixty-five (65).

     9.7  Required Benefit Commencement Dates Under Code Section 401(a)(9).
          ----------------------------------------------------------------

     (a) Notwithstanding anything in this Plan to the contrary, a Participant's entire interest in the Plan (valued as provided in Section 11.4), shall be distributed (or if elected by the Participant shall commence to be distributed in installments as provided in Section 9.2) to the Participant as if the Participant had retired on January 1 (and distributions shall in no event commence later than April 1) of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2) (or solely in the case of a Participant who is not a five percent owner as described in Section 17.6(b)(iii) and who attained age 70 1/2 before January 1, 1988, no later than April 1 of the calendar year following the calendar year in which such Participant actually retires).

     (b) In the event that distributions are payable in installments, each installment shall be distributed no later than the time such amount must be distributed to comply with Section 401(a)(9).

     (c) Benefits payable to the Beneficiary of a deceased Participant pursuant to Section 9.3 shall commence no later than sixty (60) days after the month in which the

          Participant's death occurs, provided that as specified in subsection
          (b) of Section 9.3 the Beneficiary may elect to defer distribution of such benefits if either: (i) installments shall commence within one year after the Participant's death or (ii) all payments shall be made within five years after such death.

     (d) If a Participant electing the installment form of payments dies before all of his installment payments have been distributed to him, his Beneficiary shall receive the remainder of such unpaid installments either (i) in one lump sum as soon as practicable and in no event later than sixty (60) days after the month in which occurred such Participant's death or (ii) in such remaining annual installments (subject to the provisions, however, of subsection (d) of Section 9.2 regarding life expectancy). The first such installment shall be paid within sixty (60) days after the month in which occurred the death of the Participant and subsequent installments shall be paid on the anniversary date of such initial payment, in amounts determined in the same manner as described at Section 9.2(e).

     (e) In the event that a Participant electing the installment form of payments dies before all of his installment payments have been distributed to him, and his surviving Beneficiary also dies before the Participant's entire interest in the Trust Fund has been distributed to him or her, the remainder of such unpaid installments shall be distributed to the person entitled to such amounts pursuant to Section
          9.4 in one lump sum as soon as practicable and in no event later than sixty (60) days after the death of the Beneficiary.

     (f) If for any reason the amount which is required to be paid cannot be ascertained on the date payment would be due hereunder, payment or payments shall be made not later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained.

     (g) This Section 9.7 shall be applied in accordance with the provisions of Code Section 401(a)(9) and all valid Regulations adopted thereunder.

     9.8  Certain Supplemental Distributions.  In the event any amount is
          ----------------------------------
contributed to the Plan on behalf of a Participant after the Participant has received a distribution of the full balance to his or her credit under the Plan, the Participant shall receive a further distribution (in the form specified in the applicable

Section of this Article 9), equal to his or her vested interest resulting from such new contribution.

     9.9  Direct Transfers to Other Trustees.
          ----------------------------------

     (a) In the event that any distribution from this Plan would be an "eligible rollover distribution", the distributee of such distribution may elect to have such distribution paid directly from this Plan to an "eligible retirement plan", subject to the conditions set forth in this Section 9.9.

     (b) For purposes of this Section 9.9, the term "eligible rollover distribution" has the meaning given such term by Section 402(c) of the Code, including such term as incorporated in Code Section 403(a)(4) and 403(b)(8), and a rollover distribution referred to in Code Section 408(d)(3)(A)(ii).

     (c) For purposes of this Section 9.9, the term "eligible retirement plan" has the meaning given such term by Section 402(c)(8)(B) of the Code, except that a qualified trust shall be considered an eligible retirement plan only if it is a defined contribution plan, the terms of which permit the acceptance of such rollover distribution.

     (d) An election under this Section 9.9 shall be made at such time and in such form as shall be specified in procedures adopted by the Committee and such election shall specify the eligible retirement plan to which the distribution shall be paid.

     (e) Such election shall not apply to the extent that the eligible rollover distribution would not be includable in the distributee's gross income for federal income tax purposes if such direct transfer were not made.

     (f) Nothing in this Section 9.9 shall alter any other provisions of this Plan regarding the normal form of benefits, nor the procedures necessary for a distributee to elect any optional form of distribution. The terms of this Plan regarding the property to be distributed (such as cash or Rohr Common Stock) shall not be modified by this Section 9.9 (except to the extent, if any, specifically set forth herein) nor by any conditions or restrictions that might be imposed by the direct transferee referred to in subsection (a) above.

     (g) The provisions of this Section 9.9 may apply to cause a part of a distribution to be transferred directly in which event the balance distributable shall be distributed in accordance with the otherwise applicable terms of this Plan.


                          Article 10. Investment Funds
                          ----------------------------

     10.1 Establishment of Investment Funds.  The Committee shall from time to
          ---------------------------------
time specify separate funds (the "Investment Funds") in which all assets in the Trust Fund shall be invested pursuant to this Article 10. The Investment Funds shall include a broad range of investment alternatives and may include mutual funds, insurance or annuity contracts, stock and bonds, and such other assets as may be selected by the Committee. The Investment Funds shall include (but not necessarily be limited to):

     (a) One or more funds acceptable to the Trustee which shall be invested primarily in income producing, liquid, low-risk investments; and

     (b) One or more funds acceptable to the Trustee which shall be invested primarily in a diversified portfolio of domestic or foreign securities (equities and/or debt obligations); and

     (c) A fund which shall be invested solely in Rohr Common Stock, except that any dividends and other cash which shall be received by such fund shall be invested in investments of the type described in paragraph
          (a) above until such time as amounts can reasonably be invested in Rohr Common Stock (the "Rohr Fund").

With respect to any Participant who has an outstanding loan pursuant to Section 8.4, the Plan's interests in that loan shall constitute a separate Investment Fund.

     10.2 Investment of Contributions; Investment Transfers.
          -------------------------------------------------

     (a) Each Participant shall elect the Investment Fund (or Investment Funds) in which (or among which) amounts contributed pursuant to any provision of this Plan and allocated to any of the Participant's Accounts shall be invested, provided that no more than twenty-five percent (25%) of such amounts being contributed at any time may be invested in the Rohr Fund.

     (b) Each Participant (and each Beneficiary of any such Participant who is deceased and each Alternate Payee) shall also be permitted, from time to time, to elect to transfer all or a portion of the amounts held in his Accounts from one or more Investment Funds to one or more other Investment Funds, provided that after such transfer, no more than twenty-five percent (25%) of the amounts held in his Accounts may be invested in the Rohr Fund. Unless otherwise determined by the Committee, any fees and costs imposed as a result of any such election shall be charged to the Accounts of the Participant or other person making such election.

     (c) The Committee shall select the particular Investment Fund or Funds in which Trust Fund assets shall be invested only with respect to that portion of the Trust Fund, if any, for which an election shall not have been received pursuant to this Section 10.2.

     (d) Any election pursuant to this Section 10.2 shall take effect as soon as reasonably practical after the Participant has complied with all requirements for such election provided that any transfer into or out of the Rohr Fund shall be made as of the first business day of the month after such election is completed (or the first business day of the next ensuing month if such election is completed after the 15th day of the month).

     10.3 Manner and Frequency of Investment Elections.  The Committee shall
          --------------------------------------------
establish, and may from time to time modify, rules and procedures regarding the manner in which any election under Section 10.2 shall be made and setting forth any restrictions on the frequency of any such election, provided that such restrictions shall comply with the requirements of Section 404(c) of ERISA and any Regulations validly issued thereunder.

     10.4 Transfer of Assets. The Trustee shall be obligated to comply with all
          ------------------
elections made under Section 10.2 that comply with the procedures adopted pursuant to Section 10.3 and if any such instructions may be permitted and made otherwise than in writing, shall provide a written confirmation of any such instructions in accordance with Section 404(c) of ERISA and Regulations validly adopted thereunder.

     10.5 Application and Effect of Section 404(c) of ERISA.  It is intended
          -------------------------------------------------
that the provisions of this Plan and of procedures adopted and implemented in the administration of this Plan shall comply with the terms of Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations Section 2550.404c-1 or other Department of Labor Regulations validly adopted. Such Section and this Plan shall be interpreted and applied so as to carry out that intent. As a result of exercise of control over investments pursuant to

Section 10.1 through 10.3, a Participant (or Beneficiary or Alternative Payee) shall not be a fiduciary of the Plan, but no other person who is a fiduciary with respect to the Plan shall be liable for any loss, or with respect to any breach of part 4 of Title I of ERISA, that is the direct and necessary result of that exercise of control including investments made in Rohr Common Stock pursuant to such exercise (except to the extent otherwise provided by Section 404(c) of ERISA or Regulations validly adopted thereunder).


           Article 11.  Participant Accounts and Records of the Plan
           ---------------------------------------------------------

     11.1 Accounts and Records.  The Committee shall establish a Pretax Savings
          --------------------
Account, Company Matching Account, Participant Contributions Account, ESOP Account and Rollover Account (as necessary) on behalf of each Participant. The Committee shall also cause records to be maintained to determine the portion of each such Account which is held in each of the Investment Funds.

     11.2 Initial Restated Balances Of Accounts.  The value of each Account
          -------------------------------------
under the Plan shall be determined as of December 1, 1994, under the terms of the Plan as in effect immediately before December 1, 1994. Such value shall subsequently be increased or decreased as provided in this Article 11.

     11.3 Credits and Charges to Participant's Accounts.  Each Account under
          ---------------------------------------------
this Plan (and the separate balances for each Investment Fund in which such Account is invested from time to time) shall be credited or charged to reflect additions and subtractions to the balances of the Account in accordance with
Section 11.4 and the following provisions:

     (a)  Contributions.  Such Account shall be increased to reflect the amount
          -------------
          of all contributions made by, or for the benefit of, such Participant in accordance with Section 3.3 of Article 3 (dealing with Pretax Savings Contributions), Section 4.1 of Article 4 (dealing with Company Matching Contributions), Section 5.1 of Article 5 (dealing with Participant Contributions), and Section 5.3 of Article 5 (dealing with Rollover Contributions). Such amounts shall be credited as of the date of receipt of such contributions by the Trustee and shall be allocated to the Investment Funds specified by the Participant's election then in effect under Section 10.2.

     (b)  Transfers Between Investment Funds.  The separate balance of such
          ----------------------------------
          Account which is invested in any of the Investment Funds shall be increased to reflect transfers to such Fund, and decreased to reflect transfers from such Fund, on the date such transfers are made pursuant to Section
          10.2. The allocation of such transfer among the Separate Accounts of the Participant shall be made under such rules as shall be approved by the Committee.

     (c)  Distributions and Withdrawals.  Such Account shall be decreased to
          -----------------------------
          reflect the amount of all distributions and withdrawals made under
          Section 8.1 or Section 8.2 of Article 8. Such amounts shall be charged as of the date the distribution or withdrawal is paid by the Trustee and shall be allocated among the Participant's separate Accounts and separate Investment Funds in the manner specified in the distributee's election under Section 10.2 and such additional rules as shall be approved by the Committee.

     (d)  Accounting for Plan Mergers.  Each Account shall be increased to
          ---------------------------
          reflect the value of any assets transferred to, or for the benefit of, the Participant pursuant to Section 5.4 and 5.5 of Article 5 (dealing with merger of other plans into this Plan). Such amounts shall be credited as of the date of receipt by the Trustee and shall be allocated to the Investment Funds specified by the Participant's election then in effect under Section 10.2(b).

     (e)  Merger of ESOP.  ESOP Accounts shall be created under this Plan to
          --------------
          reflect the value of assets transferred to the Trustees a result of the merger of the Employee Stock Ownership Plan into this Plan. Such amounts shall initially be allocated to the Rohr Fund.

     11.4 Valuation of Accounts.   Each Investment Fund shall be valued as of
          ---------------------
each Valuation Date applying to the Investment Fund. The value of any Account at any time shall be equal to the sum of the values of its interest in each Investment Fund as of the latest Valuation Date of such Investment Fund. In making such valuations, assets for which there is a readily ascertainable market shall be valued by the Trustee at their fair market value, determined by the last known sale on the Valuation Date as of which the market value is determined. In the absence of a sale on the Valuation Date, the fair market value of such assets, as well as other assets for which there is no readily ascertainable fair market value, shall be determined by the Trustee in such uniform and consistent manner, approved by the Committee, as the Trustee shall consider appropriate. The value of any guaranteed investment contract or similar interest may be determined by the Trustee in accordance with its average daily book value or such other similar method as may be in accordance with established procedures that are generally followed for purposes of arms' length transactions involving such asset.

     11.5 Annual Statement of Accounts.  The Committee shall furnish each
          ----------------------------
Participant, at least annually, a statement (referred to as the "Annual Statement") showing the value of each of his Accounts. In addition, such Annual Statement shall include other information required to be furnished under applicable laws.

     11.6 Valuation of the Rohr Fund.
          --------------------------

     (a) The Rohr Fund shall be valued by the Trustee, using unit accounting or such other method (consistent with this Section) as may be determined by the Trustee, so that each Participant's interest in such fund shall take into account his proportionate interest in Rohr Common Stock and other assets that may be held in such fund and in the earnings and losses attributable to all of such assets.

     (b) The value of Rohr Common Stock held in the Rohr Fund, on any date as of which such value is to be determined, shall be determined by the Committee by any reasonable and consistent valuation method selected by the Committee which complies with the requirements of ERISA, the Code and the Regulations thereunder.

     (c) In the event and to the extent that the Trust Fund purchases or sells Rohr Common Stock, the purchase or sale shall be on the open market and shall comply with the requirements of Section 408(e) of ERISA and the value of the shares of Rohr Common Stock which are purchased or sold, on the date of such purchase or sale, shall be equal to the actual net purchase or sales price of such shares.


                       Article 12.  Financing and Trustee
                       ----------------------------------

     12.1 Trustee.
          -------

     (a) All assets of the Plan shall be held in a Trust Fund by one or more Trustees appointed pursuant to subsection (b) of this Section 12.1.

     (b) The Trustee shall be selected by the Company and shall have such powers and responsibilities as shall be provided in a Trust Agreement which shall be executed by the Trustee and the Company. Any Trust Agreement shall constitute a part of this Plan and all rights which may accrue to any person under this Plan shall be subject to all the terms and provisions of such Trust Agreement.

     (c) Subject to such conditions and restrictions as may be provided by the Trust Agreement, the Company may modify any Trust Agreement from time to time to accomplish the purposes of the Plan and may remove any Trustee and appoint a successor Trustee or Trustees.

     (d) All actions by the Company pursuant to this Section 12.1 shall be taken by the Board of Directors or by such person or persons to whom such authority is delegated by the Board of Directors.

     12.2 Management of Trust Fund.
          ------------------------

     (a)  Pursuant to the Trust Agreement, the Trustee appointed pursuant to
          Section 12.1 shall have exclusive authority and discretion to manage and control the assets of the Trust Fund, except to the extent that:

          (i) This Plan expressly provides that the Trustee is subject to the direction of a named fiduciary who is not a trustee, in which case the Trustee shall be subject to proper directions of such fiduciary which are made in accordance with the terms of the Plan and which are not contrary to ERISA;

         (ii) Authority to manage acquire or dispose of assets of the Plan is delegated to one or more Investment Managers pursuant to Section 13.2(c)(x) of this Plan and ERISA Section 402(c)(3). In the event the Committee appoints any such Investment Manager, the Trustee shall not be liable for the acts or omissions of the Investment Manager or have any responsibility to invest or otherwise manage any portion of the Trust Fund subject to the management and control of the Investment Manager.

     (b) Notwithstanding the provisions of subsection (a), the Trustee shall comply with investment directions made pursuant to Article 10 and neither the Trustee nor any other fiduciary under the Plan shall be liable for any loss which results from the exercise by a Participant (or Beneficiary or Alternate Payee) of control over assets in such person's Accounts in accordance with such terms.

     12.3 Company Contributions.  The Company shall make such contributions,
          ---------------------
including Pretax Savings Contributions and the Company Matching Contributions, to the Trust Fund as are required by this Plan, but subject to the rights of the Company set forth in Article 14.

     12.4 Non-Reversion.  Anything in this Plan to the contrary notwithstanding,
          -------------
it shall be impossible at any time for the contributions of the Company or any part of the Trust Fund to revert to the Company or an Affiliate or to be used for or diverted to any purpose other than the exclusive benefit of Participants and their Beneficiaries, except that:

     (a) If a contribution or portion thereof is made by the Company by a mistake of fact, upon written request to the Committee, such contribution or such portion and any increment thereon shall be returned to the Company within one (1) year after the date of payment; and

     (b) In the event that a deduction for any contributions made by the Company is disallowed by the Internal Revenue Service in any Plan Year, then that portion of the Company contribution that is not deductible shall be returned to the Company within one (1) year from the date of receipt of notice by the Internal Revenue Service of the disallowance of the deduction.

     12.5 Not Responsible for Adequacy of Trust Fund.  The Company, the Board
          ------------------------------------------
Committee, the Committee and the Trustee shall not be liable or responsible for the adequacy of the Trust Fund to meet and discharge any or all payments and liabilities hereunder. All Plan benefits will be paid only from the Trust assets, and neither the Company, the Board Committee, the Committee nor the Trustee shall have any duty or liability to furnish the Trust with any funds except as expressly provided in the Plan. Except as required under the Plan or Trust or under applicable law, the Company shall not be responsible for any decision, act or omission of the Trustee or the Committee, and shall not be responsible for the application of any monies, securities, investments or other property paid or delivered to the Trustee.

     12.6 Investment in Rohr Common Stock.  Pursuant to the provisions of this
          -------------------------------
Plan, and in accordance with the purposes for which the Plan was established and is maintained, certain portions of the Trust Fund may be invested in Rohr Common Stock thereby allowing Participants the opportunity to share in the potential growth of the Company. The Trust Agreements and other documents and instruments which shall be established from time to time to implement the Plan shall include such provisions as may be necessary or convenient to implement this purpose. Accordingly, any Investment Managers, the Trustee, the members of the Committee and the Board Committee, or other persons responsible for the management and control of the Trust Fund shall not have the responsibility or authority to dispose of such investment on the grounds of requirements for diversification or prudence of investment that apply to other investments of the Trust Fund except to the extent otherwise required pursuant to Sections 404(a)(1) and 404(a)(2) of ERISA.

     12.7 Voting and Other Rights as to Rohr Common Stock.  Notwithstanding
          -----------------------------------------------
any other provisions of this Plan, the provisions of this Section 12.7 shall govern the voting and tendering of Rohr Common stock. The Company, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Rohr Common Stock.

     (a)  Voting.
          ------

          (i) When the issuer of the Rohr Common Stock prepares for any annual or special meeting, the Company shall notify the Trustee ten (10) days in advance of the intended record date and shall cause a copy of all materials to be sent to the Trustee. Based on these materials the Trustee shall prepare a voting instruction form.
               At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of the Rohr Common Stock, the Company shall cause a copy of the notice and all proxy solicitation materials to be sent to each Plan participant with an interest in Rohr Common Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of Rohr Common Stock credited to the Participant's Accounts held in the Rohr Fund. The Company shall provide the Trustee with a copy of any materials provided to the Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants.

         (ii) Each Participant with an interest in the Rohr Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Rohr Common Stock reflecting such Participant's proportional interest in the Rohr Fund (both vested and unvested). Directions from a Participant to the Trustee concerning the voting of Rohr Common Stock shall be communicated in writing, or by mailgram or similar means. These directions shall be held in confidence by the Trustee and shall not be divulged to the Company, or any officer or employee thereof, or any other person. Upon its receipt of the directions, the Trustee shall vote the shares of Rohr Common Stock reflecting the Participant's proportional interest in the Rohr Fund as directed by the Participant. The Trustee shall not vote shares of Rohr Common Stock reflecting a Participant's proportional interest in the Rohr Fund for which it has received no direction from the Participant.

        (iii) The Trustee shall vote that number of shares, if any, of Rohr Common Stock not credited to Participants' Accounts in the same proportion on each issue as it votes those shares credited to Participants' accounts for which it received voting directions from Participants.

     (b)  Tender Offers.
          -------------

          (i) Upon commencement of a tender offer for any securities held in the Trust that are Rohr Common Stock, the Company shall notify each Plan Participant with an interest in such Rohr Common Stock of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to the Participant the same information that is distributed to shareholders of the issuer of Rohr Common Stock in connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the Participant may direct the Trustee whether or not to tender the Rohr Common Stock reflecting such Participant's proportional interest in the Rohr Fund (both vested and unvested). The Company shall provide the Trustee with a copy of any material provided to the Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants.

         (ii) Each Participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Rohr Common Stock reflecting such Participant's proportional interest in the Rohr Fund (both vested and unvested). Directions from a Participant to the Trustee concerning the tender of Rohr Common Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Company under the preceding paragraph. These directions shall be held in confidence by the Trustee and shall not be divulged to the Company, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Rohr Common Stock as directed by the Participant. The Trustee shall not tender shares of Rohr Common Stock reflecting a Participant's proportional interest in the Rohr Fund for which it has received no direction from the Participant.

        (iii) The Trustee shall tender that number of shares, if any, of Rohr Common Stock not credited to Participants' Accounts in the same proportion as the total number of shares of Rohr Common Stock credited to Participants' Accounts for which it has received instructions from Participants.

         (iv) A Participant who has directed the Trustee to tender some or all of the shares of Rohr Common Stock reflecting the Participant's proportional interest in the Rohr Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the Participant's proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Rohr Common Stock not credited to Participants' Accounts have been tendered, the Trustee shall redetermine the number of shares of Rohr Common Stock that would be tendered under subparagraph (3) above if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Rohr Common Stock not credited to Participants' Accounts necessary to reduce the amount of tendered Rohr Common Stock not credited to Participants' Accounts to the amount so redetermined. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

          (v) A direction by a Participant to the Trustee to tender shares of Rohr Common Stock reflecting the Participant's proportional interest in the Rohr Fund shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each proportional interest of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Rohr Common Stock tendered from that interest. Such amount shall be invested pursuant to the Participant's election then in effect under
               Section 10.2.

     (c)  Shares Credited.  For all purposes of this Section 12.7, the number of
          ---------------
          shares of Rohr Common Stock deemed "credited" or "reflected" to a Participant's proportional interest shall be determined as of the last preceding Valuation Date. The trade date is the date the transaction is valued.

     (d)  General.  With respect to all rights other than the right to vote, the
          -------
          right to tender, and the right to withdraw shares previously tendered, in the case of Rohr Common Stock credited to a Participant's proportional interest in the Rohr Fund, the Trustee shall follow the directions of the Participant and if no such directions are received, the directions of the Committee. The Trustee shall have no duty to solicit directions from Participants. With respect to all rights other than the right to vote and the right to tender, in the case of Rohr Common Stock not credited to Participants' Accounts, the Trustee shall follow the directions of the Committee.

     (e)  Conversion.  All provisions in this Section 12.7 shall also apply to
          ----------
          any securities received as a result of a conversion of Rohr Common Stock.


                          Article 13.  Administration
                          ---------------------------

     13.1 General Administration.  The Board of Directors and the Committee
          ----------------------
appointed pursuant to Section 13.2 shall be responsible for the general administration of the Plan and for carrying out the provisions thereof as more fully set forth in this Article 13.

     13.2 Management Employee Benefits Committee.
          --------------------------------------

     (a)  Appointment of Committee.  To carry out its responsibilities referred
          ------------------------
          to in Section 13.1, above, the Board of Directors shall appoint a management Committee for the administration of employee benefit plans, consisting of three (3) or more persons. Each member of the Committee shall constitute a "named fiduciary" within the meaning of Section 402(a)(2) of ERISA. All members of the Committee shall hold office during the pleasure of the Board of Directors.

     (b)  Meetings of Committee.  The Committee shall hold meetings upon such
          ---------------------
          notice, at such place, or places, and at such time or times as it may from time to time determine. Notice shall not be required if waived in writing. The presence of one-half, but not less than two, of the members of the Committee at the time in office shall constitute a quorum of the Committee for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those present at any such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by at least two-thirds (2/3rds) of the members of the Committee. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or to decide any of his rights or benefits under the Plan.

     (c)  Organization of the Committee.  The Committee shall appoint one of its
          -----------------------------
          members to act as its Chairman and may appoint a Secretary who need not be a member of the Committee. The Committee shall designate the person or persons who shall be authorized to sign documents and make payments for the Committee; provided, however, that any member of the Committee shall be authorized on behalf of the Committee, the same as if the Committee had unanimously acted to execute documents in connection with benefit payment authorization made upon the request of persons entitled thereto or their legal representative, and to take or to authorize such actions as are necessary or desirable to effectuate such authorizations. Each Committee member may individually act as provided hereinafter in this Article 13.

     (d)  Powers.  The Committee shall have all powers necessary to supervise
          ------
          the administration of the Plan and to control its operation, except the powers to appoint the Trustee or enter into the Trust Agreement, including, but not by any way of limitation, the following:

          (i) To establish uniform rules and regulations which shall not discriminate in favor of or against any Participant or group of Participants.

         (ii) To interpret the provisions and construe the language of the Plan and to determine any question arising under the Plan or in connection with the administration or operation thereof.

        (iii) To determine all considerations affecting the eligibility of any employee to be or to become a Participant as defined by the Plan.

         (iv) To establish and maintain such accounts in the name of the Affiliates and of each Participant, Beneficiary and Alternate Payee as are necessary, and to allocate contributions and Trust Fund gains and losses to the Accounts.

          (v) To compute the amount of benefit or other sum payable under the Plan to any person.

          (vi) To delegate to the Trustee the authority to, or instruct the Trustee to, withdraw assets from the Plan to satisfy benefit payment obligations thereunder.

        (vii) To direct the Trustee, in a manner consistent with the specific provisions of the Plan, in voting shares of stock held by the Trustee (other than Company stock or other stock, if any, for which the Plan prescribes that such voting shall be directed by Participants), or to delegate to an Investment Manager or others, the authority to direct the Trustee to vote such stock.

       (viii) To authorize and direct all disbursements of benefits and other sums under the Plan.

         (ix) To employ such counsel and agents and to obtain such clerical, medical, legal, accounting and other services as it may deem necessary or appropriate in carrying out the provisions of the Plan.

          (x) To select or change, when appropriate, any Investment Manager or Managers for the Plan who shall manage and control all or a portion of the assets of the Trust Fund and shall act as fiduciaries with respect to the assets of the Plan entrusted to their custody and/or management under the provisions of ERISA, and who shall have the exclusive responsibility for the investment of such assets and for the determination of the nature and relative amounts of the investments made in accordance with the provisions of the Plan; provided, that any Investment Manager so appointed shall satisfy the requirements of an "investment manager" as defined in Section 3(38) of ERISA.

          (xi) To establish basic funding, liquidity and investment policies and strategies consistent with the objectives of the Plan.

         (xii) Except to the extent such responsibility has been reserved by the Board of Directors or the Board Committee, to approve the form and terms of new, or amendment of the form and terms of existing, group annuity contracts, deposit administration contracts, and other relevant agreements, or to delegate such responsibility to the Trustee under the terms of the Trust.

        (xiii) Except to the extent such responsibility has been reserved by the Board of Directors or the Board Committee, to select or change, where appropriate, any insurance companies which may hold any of the assets of the Plan and to approve the terms and provisions of any agreements under which the Trustee will transfer any assets of the Plan to an insurance company, or to delegate such responsibility to the Trustee under the terms of the Trust.

     (e)  Finality of Decisions.  The decision of the Committee in matters
          ---------------------
          within its jurisdiction shall be final, binding, and conclusive upon, and may be relied upon by, each Participant, Beneficiary, Alternate Payee, Trustee, Affiliate and every other person or interested party.

     (f)  Investment Review.  The Committee shall review and evaluate, at least
          -----------------
          quarterly, all aspects of the investment performance of the Plan and compliance with the investment policies of the Plan and shall make periodic reports to the Board of Directors or the Board Committee.

     (g)  Compliance with ERISA.  The Committee shall receive reports from the
          ---------------------
          Trustee, any Investment Managers, auditors, any separate management team and others, as appropriate, with regard to compliance of the Plan with ERISA and shall be responsible for monitoring such reports to review whether the Plan and its administration are in compliance with ERISA.

     13.3 Exercise of Board of Directors' Authority.  The Board of Directors
          -----------------------------------------
may from time to time appoint a committee of the Board (the "Board Committee") and may delegate to such Board Committee such authority as the Board of Directors may determine to be appropriate, which may include the power and authority: (a) to appoint or remove members of the Committee described in
Section 13.2; (b) to oversee activities of such Committee; and (c) to perform such other tasks under the Plan as the Board of Directors may determine.

     13.4 Liability and Indemnification.
          -----------------------------

          (a)  Liability.  Except as provided in Part 4 of Title 1 of ERISA, no
               ---------
               person shall be subject to any liability with respect to his duties under the Plan unless he acts fraudulently or in bad faith. No person shall be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in ERISA Section
               405. No action or responsibility shall be deemed to be a fiduciary action or responsibility except to the extent required by ERISA.

          (b)  Right of Indemnification.  Except as limited by law, the Company
               ------------------------
               shall indemnify any Board of Directors or Board Committee member, any Committee member or such other persons as the Committee may specify who was or is a party, or is threatened to be a party to any threatened, pending or contemplated action or suit, where such action or suit alleges an act or omission in connection with administration, management, or investment activity under the Plan. The aforesaid right of indemnification shall be contingent upon the following:

               (i) Where a person designated above is found not liable for a breach of fiduciary duty in an adjudication on the merits, the Company shall indemnify such member for all expenses of litigation including attorneys' fees.

              (ii) Where a claim or suit is terminated by reason of a settlement, the Company shall indemnify against all expenses in connection therewith, including cost of settlement and attorneys' fees, where, in the judgment of the Company or of any counsel whom the Company may request make such a determination, said person would not be liable for a breach of fiduciary duty which constitutes an act of willful misconduct or intentional fraud or an act intended to attain a personal benefit or advantage materially adverse to the interest of the Plan or its Participants, in an adjudication on the merits.

             (iii) Where such person is determined to be liable for a breach of fiduciary duty in an adjudication on the merits and either
                    (A) such adjudication includes a finding that such person participated in an act of willful misconduct or intentional fraud or acted for the purpose of attaining a personal benefit or advantage materially adverse to the interest of the Plan or its Participants, or (B) if the adjudication does not expressly so provide, in the judgment of the Company, or any counsel of whom the Company may request make such a determination, such person was acting in bad faith, there shall be no right of indemnification.

              (iv) When authorized by the Company, expenses incurred in litigation may be paid in advance of the final disposition of such action or suit upon receipt of an undertaking by such person to repay any amounts so advanced unless the conditions specified in paragraph (i) or (ii) are met, or there is no bad faith involved as provided in paragraph
                    (iii)(B).

               (v) In all cases where indemnification is sought under these provisions, upon the assertion or institution of any such claim, action, suit or proceeding, the party requesting indemnification shall in writing give the Committee an opportunity at its own expense, to handle and defend it on his behalf.

          (c)  Liability Insurance.  The Company, at no expense to the Plan,
               -------------------
               shall purchase adequate liability insurance covering the Committee, the Board Committee, and such other persons as the Company deems appropriate, for acts or omissions of such persons in administration of the Plan.

          (d)  Fidelity Bonds.  Fidelity bonds covering those persons having
               --------------
               authority to handle Plan funds shall be purchased at the beginning of each Plan Year with Plan funds as required by law.

     13.5 Compensation and Expenses.  The members of the Committee shall serve
          -------------------------
without compensation for services as such a member. Any member of the Committee may receive reimbursement by the Company of expenses properly and actually incurred. All expenses of the Committee shall be paid out of Plan assets unless paid directly by the Company. Such expenses shall include any expenses incident to the functioning of the Committee and administration of the Plan, including but not limited to, fees of the Plan's accountants, outside counsel and other specialists and other costs of administering the Plan.

     13.6 Resignation and Removal of Members; Appointment of Successors.
          -------------------------------------------------------------

     (a) Any member of the Committee may resign at any time by giving written notice to the other members and to the Chairman of the Board of Directors, effective as therein stated. Any member of the Committee may, at any time, be removed by the Board of Directors (or a Board Committee so authorized as specified in Section 13.3).

     (b) Upon the death, resignation, or removal of any Committee member, the Board of Directors (or a Board Committee so authorized as specified in Section 13.3) may appoint a successor. Notice of appointment of a successor member shall be given by the Secretary of the Company in writing to the Trustee and to the members of the Committee. Upon termination, for any reason, of a Committee member's status as a member of the Committee, such member's status as a Named Fiduciary shall concurrently be terminated, and upon the appointment of a successor Committee member such successor shall assume the status of a Named Fiduciary.

     13.7 Allocation and Delegation of Duties.  By action of the Committee,
          -----------------------------------
duly reflected in the minutes of the Committee, the Committee may allocate its fiduciary responsibilities (other than trustee responsibilities) among themselves and may designate other persons to carry out their fiduciary responsibilities (other than trustee responsibilities) under the Plan. The term "trustee responsibilities" as used herein shall mean any responsibility provided in the Trust Agreement to manage or control the assets of the Plan.

     13.8 Records.  The Committee shall keep all such books, accounts, records
          -------
or other data as may be necessary or advisable in its judgment for the administration of the Plan and properly to reflect the affairs thereof.

     13.9 Reliance Upon Documents and Opinions.  The members of the Committee,
          ------------------------------------
the Trustee, the Board of Directors, the Board Committee, the Company and any person delegated under the provisions hereof to carry out any fiduciary responsibilities under the Plan (hereinafter a "delegated fiduciary"), shall be entitled to rely upon any tables, valuations, computations, estimates, certificates, opinions and reports furnished by any consultant, or any other expert or advisor selected or approved by the Committee, or upon any opinions furnished by legal counsel (who may be employed or retained by the Company), and upon any information or reports furnished by the Trustee; and the members of the Committee, the Trustee, the Board of Directors, the Board Committee, the Company and any delegated fiduciary shall be fully protected and shall not be liable, except to the extent provided by law, in any manner whatsoever for anything done or action taken or suffered in reliance upon any of the foregoing persons or entities; and any and all such things done or such actions taken or suffered by the Committee, the Trustee, the Board of Directors, the Company and any delegated fiduciary shall be conclusive and binding on all Employees, Participants, Beneficiaries, Alternate Payees, and any other persons whomsoever, except as otherwise provided by law. The Committee, the Trustee and any delegated fiduciary may, but are not required to, also rely upon all records of the Company with respect to any matter or thing whatsoever, and may likewise treat such records as conclusive with respect to all Employees, Participants, Beneficiaries, Alternate Payees, and any other persons whomsoever, except as otherwise provided by law.

     13.10 Requirement of Proof; Additional Documents.
           ------------------------------------------

     (a) The Committee, the Board of Directors, the Board Committee or the Company may require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant, Beneficiary or Alternate Payee, and no such person shall acquire any rights or be entitled to receive any benefits under this Plan until such proof shall be furnished as so required.

     (b) Not by way of limitation of the foregoing, the Committee or Trustee, or both, may require the execution and delivery of such documents, papers and receipts as the Committee or Trustee may determine necessary or appropriate in order to establish the fact of death of the deceased Participant and of the right and identity of any Beneficiary or other person or persons claiming any benefits under the Plan. The Committee or the Trustee, or both, may, as a condition precedent to the payment of death benefits hereunder, require an inheritance tax release and/or such security as the Committee or Trustee, or both, may deem appropriate as protection against possible liability for State or Federal death taxes attributable to any death benefits.

     13.11 Reliance on Committee Memorandum.  Any person dealing with the
           --------------------------------
Committee may rely on and shall be fully protected in relying on a certificate or memorandum in writing signed by any

Committee member or other person so authorized, or by the majority of the members of the Committee, as constituted as of the date of such certificate or memorandum, as evidence of any action taken, or resolution, policy or interpretation of the Plan adopted by the Committee. Any communication other than a written certificate or memorandum as described in this Section may not be relied upon as evidence of any action taken, or resolution, policy or interpretation of the Plan adopted by the Committee.

     13.12 Multiple Fiduciary Capacity.  Any person or group of persons may
           ---------------------------
serve in more than one fiduciary capacity with respect to the Plan.

     13.13 Claims Procedure.
           ----------------

     (a)  Claims for Benefit.  Claims for benefits under the Plan shall be made
          ------------------
          in writing to any member of the Committee, who individually may act upon such claim. All claims may be made within the times specified elsewhere in the Plan.

     (b)  Notice of Denial of Claim.  If such claim for benefits is wholly or
          -------------------------
          partially denied, the Committee member to whom the claim has been submitted shall, within a reasonable period of time, but no later than ninety (90) days after receipt of the claim, notify the claimant of the denial of the claim (unless special circumstances exist which justify extending this period up to an additional ninety (90) days, in which event the claimant shall be given a written notice to the effect within the initial ninety (90) day period which explains the special circumstances and the date a decision is expected). Such notice of denial:

          (i)  shall be in writing,

         (ii) shall be written in a manner calculated to be understood by the claimant, and

        (iii)  shall contain:

               (A)  the specific reason or reasons for denial of the claim,

               (B) a specific reference to the pertinent Plan provisions upon which the denial is based,

               (C) a description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation why such material or information is necessary, and

               (D)  an explanation of the Plan's claim review procedure.

     (c)  Request for Review of Denial of Claim.  Within sixty (60) days of the
          -------------------------------------
          receipt by the claimant of the written denial of the claim, or, if the claim has not been granted within a reasonable period of time (which shall be not less than the ninety (90) days prescribed in subparagraph
          (b)), the claimant may file a written request with the full Committee that it conduct a full and fair review of the denial of the claimant's claim for benefits, including the conduction of a hearing, if deemed necessary by said full Committee.

          In connection with the claimant's appeal of the denial of this benefit, the claimant may review pertinent documents and may submit issues and comments in writing.

     (d)  Decision on Review of Denial of Claim.  The full Committee shall
          -------------------------------------
          deliver to the claimant a written decision on the claim promptly, but not later than sixty (60) days after the receipt of the claimant's request for review (unless special circumstances exist, such as the need under the Committee procedure to hold a hearing, which justifies extending this period up to an additional sixty (60) days, in which event the claimant shall be given a written notice to that effect within the initial sixty (60) day period). Such decision shall:

          (i) by written in a manner calculated to be understood by the claimant,

         (ii)  include specific reasons for the decision, and

        (iii) contain specific references to the pertinent Plan provisions upon which the decision is based.

          All decisions made by the above procedure shall be final and there shall be no right of appeal.

     13.14 Reporting and Disclosure; Annual Statement.
           ------------------------------------------

     (a) The Committee shall be responsible for the reporting and disclosure of information required to be reported or disclosed by the Plan Administrator pursuant to ERISA or any other applicable law.

     (b) Not by way of limitation of the foregoing, as soon as possible after the end of each Plan Year, but in any event no later than 270 days thereafter, the Committee will cause to be furnished to each Participant a written statement showing, as of the end of such Plan Year, such information as may be required by ERISA and the applicable Regulations issued thereunder, plus such additional information as the Committee may determine in its discretion. Except as otherwise provided by law, such statement shall be deemed to be correct, unless the Participant notifies the Committee in writing, to the contrary within thirty (30) days after the Committee provides such statement.


                     Article 14.  Amendment and Termination
                     --------------------------------------

     14.1 Amendment and Termination.  The Company expects the Plan to be
          -------------------------
permanent and continue indefinitely, but since future conditions affecting the Company cannot be anticipated or foreseen, the Company must necessarily and thus, hereby reserves the right in its sole discretion to amend or modify the Plan at any time by a resolution adopted by action of (a) the Board of Directors, or (b) the Board Committee, to the extent such Board Committee has been delegated such authority pursuant to Section 13.3, or (c) the Committee to the extent that such Committee has been delegated such authority, as to specific amendments or issues, by a resolution adopted by the Board of Directors or by the Board Committee. In any of such cases, such amendment shall be set forth in an instrument in writing executed in the name of Rohr, Inc., by an officer or officers duly authorized to execute such instrument. The Company also reserves the right to terminate the Plan at any time by a resolution adopted by action of the Board of Directors.

     No amendment of the Plan shall cause any part of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries covered by the Plan and for defraying reasonable expenses of administering the Plan. Retroactive Plan amendments may not decrease the accrued benefits of any Participant determined as of the beginning of the first Plan Year to which the amendment applies, or, if later, as of the time the amendment was adopted. No amendment shall increase the responsibilities of the Trustee without his written consent.

     14.2 Suspension.  Except as otherwise expressly provided by law, in the
          ----------
event Rohr, Inc. decides it is impossible or inadvisable for business reasons to continue to make contributions under the Plan, the Company by resolution of the Board of Directors, may discontinue Company Matching Contributions (and, if so specified in such resolution, Pretax Savings Contributions) to the Plan for itself and its Affiliates. On and after the effective date of such discontinuance, the Company shall not make any further contributions under the Plan, and effective therewith the salary of the Participants shall be increased for pay periods thereafter by the amount of the previous deferral under Section 4.5 provided that such resolution may permit a new election of Pretax Savings Contributions without Company Matching Contributions. The discontinuance of contributions on the part of the Company shall not terminate the Plan as to the funds and assets then held by the Trustee, or operate to accelerate any payments of distributions to or for the benefit of Participants or Beneficiaries, and the Trustee shall continue to administer the Trust Fund in accordance with the provisions hereof until the obligations hereunder shall have been discharged and satisfied, provided that if contributions are not resumed after three (3) consecutive years, such suspension will be treated as a discontinuance and termination. In the event of the complete discontinuance of all Company Contributions (including Pretax Savings Contributions), the Accounts of all Participants shall be fully vested.

     Upon the completion of any such period of suspension which does not terminate the Plan, the Company may again start contributions, effective as of such date as it selects in its sole discretion and under no circumstances shall it be required to make contributions attributable to the period of such suspension.

     14.3 Distributions on Termination.  Upon termination of the Plan in whole
          ----------------------------
or in part (after an initial determination has been obtained from the Internal Revenue Service that the Plan constitutes a qualified defined contribution plan with respect to the employer), the value of the proportionate interest in the Trust Fund of each Participant affected by such termination having an interest in the Trust Fund shall be determined by the Committee as of the date of such termination. If the Plan terminates while Plan forfeitures exist, held in any suspense account pursuant to Section 7.3, the balance in such suspense account shall be allocated in proportion to the Compensation of all Participants for the Plan Year, to the extent of the maximum amount permitted this Plan for any single Participant.

     The Accounts of such Participants shall continue to be fully vested and nonforfeitable, and thereafter distribution shall be made to such Participants as directed by the Committee.

     14.4 Corporate Reorganization.  In the event Rohr, Inc. is dissolved or
          ------------------------
liquidated or shall by appropriate legal proceedings be adjudged a bankrupt, or in the event judicial proceedings or any kind result in the involuntary dissolution of Rohr, Inc., the Plan shall be terminated. The merger, consolidation or reorganization of the Company, or the sale of the Company or of all or substantially all of its assets or stock, shall not terminate the Plan if there is delivery to the Company, by its successor or by the purchaser of all or substantially all of its stock or assets, a written instrument requesting that it be substituted for the Company and agreeing to perform all the provisions hereof which the Company is required to perform.
Upon the receipt of said instrument, with the approval of the Company, the successor or the purchaser shall be substituted for the Company herein, and the Company shall be relieved and released from all obligations of any kind, character or description herein or in any trust agreement.

     14.5 Plan Merger or Transfer.  This Plan shall not merge or consolidate
          -----------------------
with, or transfer assets and liabilities to, or accept a transfer from, any other employee benefit plan unless each Participant in this Plan will (if the Plan had then terminated) receive a benefit immediately after the merger, consolidation or transfer which is not less than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer of assets (if this Plan had then terminated).


                       Article 15.  Adoption by Affiliate
                       ----------------------------------

     15.1 Affiliate Participation.  An Affiliate may become a party to the Plan
          -----------------------
and Trust Agreement by adopting the Plan for the benefit of any specified group of its Eligible Employees, effective as of the date specified in such adoption:

     (a) By filing with Rohr, Inc. a certified copy of a resolution of its board of directors to that effect, and such other instruments as Rohr, Inc. may require; and

     (b) By filing with the then Trustee a copy of such resolution, together with a certified copy of resolutions of the Board of Directors of Rohr, Inc. approving such adoption.

No amendment to the Plan applicable to an Affiliate shall require the approval in writing of such Affiliate.

     15.2 Rohr, Inc. Action Binding on Participating Affiliates.  As long as
          -----------------------------------------------------
Rohr, Inc. is a party to the Plan and the Trust Agreement, it shall be empowered to act there-under for any participating Affiliate in all matters respecting the Committee and the Trustee and the designation of Affiliates and any action taken by Rohr, Inc. with respect thereto shall automatically include and be binding upon any Affiliate which is a party to the Plan.

     15.3 Termination of Participation of Affiliate.  The Board of Directors of
          ------------------------------------------
Rohr, Inc. reserves the right, in its sole discretion and at any time, to terminate the participation in this Plan of any or all Affiliates or of any group of Eligible Employees. Such termination shall be effective immediately upon notice of such termination from Rohr, Inc. to the Trustee and the Affiliate being terminated.

     In the event of such termination, this Plan shall not terminate. Such termination shall not have an effect on the Accounts of Participants who are employees of such terminating Affiliate or who are employed within a group of Eligible Employees whose participation is being terminated; provided that such employees shall remain Inactive Participants and be governed by the provisions of the Plan.

     If, however, the terminating Affiliate shall no longer be an Affiliate of Rohr, Inc., then effective as of the date the Affiliate is no longer an Affiliate, all Participants as of that date who were Employees of such Affiliate shall be deemed to have had a Separation from Service but the portion of the Plan attributable to the Affiliate shall become a separate Plan, and Rohr, Inc. shall inform the Trustee of the portion of the Trust Fund that is then attributable to the participation of such terminated Affiliate. Such portion shall as soon thereafter as is administratively feasible be set apart by the Trustee as a separate Trust which shall be part of the separate Plan of such terminated Affiliate. Thereafter, the administration, control, and operation of the Plan with respect to such terminated Affiliate shall be on a separate basis in accordance with the terms hereof, or as such terms may be amended by appropriate action of such terminated Affiliate.


                           Article 16.  Miscellaneous
                           --------------------------

     16.1 No Contract or Enlargement of Employee Rights.  This Plan is strictly
          ---------------------------------------------
a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee.

     Nothing contained in the Plan or any modification thereof or act done in pursuance hereof shall be deemed to give any person any legal or equitable rights against the Company, the Trustee or the Trust Fund, unless specifically provided for by law or herein, or to give any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge or terminate any Employee at any time. The Company's rights to discipline or discharge Participants or exercise their rights as to incidents and tenure of employment shall not be affected by reason of the existence of the Plan or any action thereunder by the Company or the Committee. No Employee, prior to his severance under conditions of eligibility for his benefits as provided in this Plan, shall have any right to or interest in any portion of the Trust Fund, other than as herein specifically provided. No person shall have any right to benefits hereunder, except to the extent provided in this Plan.

     16.2 Mailing of Payment; Missing Persons and Lapsed Benefits.
          -------------------------------------------------------

     (a) If the Committee shall be unable, within two (2) years after a Participant's distribution hereunder becomes due, to make payment because the identity or whereabouts of the Participant or Beneficiary cannot be ascertained, the Committee may direct that such person's interest and all further benefits with respect to such person shall be discontinued and all liability for the payment thereof shall terminate.

     (b) In the event of the subsequent reappearance of the Participant or Beneficiary, an amount equal to the benefit previously due such person, calculated as of the original date the distribution could first be made and assuming a lump sum payment at such date shall be paid in a single sum. No interest shall be payable upon the said aforementioned amount, nor shall such Participant or Beneficiary be entitled to share in the increase or decrease in the value of Accounts after the aforesaid original date such distribution could first be made.

     (c) The amount of any discontinued interest shall be applied to reduce Company Matching Contributions and reinstatement of a benefit shall be accomplished by the making of a special Company contribution in an appropriate amount to restore the Participant's distribution.

     16.3 Addresses.  Each Participant shall be responsible for furnishing the
          ---------
Committee with his correct current address and the correct current name and address of his Beneficiary, and the Committee, Trustee and the Company shall have no obligation or duty to locate any such Participant, Beneficiary, or Alternate Payee.

     16.4 Notices and Communications.  All applications, notices, designations,
          --------------------------
elections, and other communications from Participants, Beneficiaries, or Alternate Payees shall be in writing, on forms prescribed by the Committee and shall be mailed or delivered to such office as may be designated by the Committee, and shall be deemed to have been given when received by such office. Each notice, report, remittance, statement and other communication directed to a Participant, Beneficiary, or Alternate Payee shall be in writing and may be delivered in person or mail, in which later event it shall be deemed to have been delivered and received by him when so deposited in the United States Mail with postage prepaid, addressed to the Participant, Beneficiary or Alternate Payee at his last address of record with the Committee.

     16.5 Written and Telephonic Elections.  If approved by the Committee, any
          --------------------------------
election permitted under any Section of this Plan may be made telephonically and such telephonic election shall be deemed to be an effective written election under such applicable Section, provided that the Committee or the Trustee provides such written confirmation, if any, as may be required by any applicable law.

     16.6 Governing Law.  All legal questions pertaining to the Plan shall be
          -------------
determined in accordance with the provisions of ERISA and, with the exception that any Trust Agreement shall be construed and enforced in all respects under and, by the laws of the state as specified in such Trust, the laws of the State of California. All contributions made hereunder shall be deemed to have been made in California.

     16.7 Interpretation.  Article and Section headings are for convenient
          --------------
reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Article or Section. Unless the context clearly indicates otherwise, masculine gender shall include the feminine, and the singular shall include the plural and the plural the singular. The provisions of this Plan, shall in all cases be interpreted in a manner that is consistent with this Plan satisfying the requirements of Code
Section 401(a).

     16.8 Withholding for Taxes.  Any payments out of the Trust Fund may be
          ---------------------
subject to withholding for taxes as may be required by any applicable federal or state law.

     16.9 Successors and Assigns.  Subject to the provisions of Article 14,
          ----------------------
this Plan and the Trust established hereunder shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

     16.10 Counterparts.  This Plan document may be executed in any number of
           ------------
identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

     16.11 Severability.  In the event any provision of this Plan shall be held
           ------------
illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and it shall be construed and enforced as if such illegal or invalid provision had never been inserted herein; provided, however, that the foregoing provisions are not intended to limit the powers of the Company to amend, suspend or terminate this Plan.

     16.12 Service of Legal Process.  The members of the Committee and the
           ------------------------
Secretary of the Company are hereby designated agent of the Plan for the purpose of receiving service of summons, subpoena or other legal process.

     16.13 Investment Risk.  The Company, the Committee, the Board Committee,
           ---------------
and the Trustee do not in any manner or to any extent whatsoever warrant, guarantee or represent that the value of an Account shall at any time equal or exceed the amount previously contributed, credited or allocated thereto. All Participants, and their Beneficiaries and Alternate Payees shall assume all risks in connection with any decrease in value of their Account or the Trust Fund.

     16.14 General Restriction Against Alienation.
           --------------------------------------

      (a) The interest of any Participant or his Beneficiary or Alternate Payee, in the income, benefits, payments, claims or rights hereunder, or in the Trust Fund shall not in any event be subject to sale, assignment, hypothecation, or transfer, and each such person is prohibited from anticipating, encumbering, assigning, or in any manner alienating his or her interest under the Plan and Trust Fund, and is without power to do so, nor shall such interest of any such person be liable or subject to his debts, liabilities, or obligations, now contracted, or which may hereafter be contracted, and such interest shall be free from all claims, liabilities, bankruptcy proceedings, or other legal process now or hereafter incurred or arising; nor shall the same, nor any part thereof, be subject to any judgment rendered against any such person. In the event any person attempts to take any action contrary to this Section, such action shall be null and void and of no effect, and the Company, the Committee, the Trustee and all Participants and their Beneficiaries and Alternate Payee, may disregard such action and are not in any manner bound thereby, and they, and each of them, shall suffer no liability for any such disregard thereof, and shall be reimbursed on demand out of the Trust Fund for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of such action.

          The foregoing provisions of this Section shall be interpreted and applied by the Committee in accordance with the requirements of Code
          Section 401(a)(13) as construed and interpreted by authoritative judicial and administrative rulings and regulations.

      (b) The provisions of subsection (a) shall not apply to any "Qualified Domestic Relations Orders" as defined in Code Section 414(p). In accordance with such Section, the Committee shall adopt reasonable procedures to determine the qualified status of domestic relations orders, to notify Participants and claimants regarding such determination, and to administer distributions under such qualified orders. The right of any person affected by such an order regarding any option, election or other right under the Plan shall be determined by the Committee pursuant to procedures and rulings uniformly applied which shall be consistent with the provisions of ERISA, the Code, and any such qualifying order.

     16.15 Incompetency.  Every person receiving or claiming benefits under the
           ------------
Plan shall be conclusively presumed to be mentally competent and of age until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of his person or estate has been appointed; provided, however, that if the Committee shall reasonably believe that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of incompetency, or is a minor, any payment due (unless a proper claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent or a brother or sister, or to any person or institution whom the Committee reasonably believes is caring for or supporting such person, without responsibility to follow the application of the amounts so paid. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under the Plan.

     In the event a guardian of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, benefit payments may be made to such guardian provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. To the extent permitted by law, any such payment so made shall be a complete discharge of any liability therefor under the Plan.

     16.16 No Examination or Accounting.  Neither this Plan nor any action
           ----------------------------
taken thereunder shall be construed as giving any person the right to an accounting or to examine the books or affairs of the Company.


                          Article 17.  Top Heavy Rules
                          ----------------------------

     17.1 Application of Top-Heavy Rules.  Notwithstanding anything in this
          ------------------------------
Plan document to the contrary, if the Plan is classified as a "Top-Heavy Plan" for any Plan Year beginning on or after July 31, 1984, then the Plan shall meet the following requirements of this Article 17.

     17.2 Minimum Vesting Requirements.  The value of a Participant's interest
          ----------------------------
in the Plan shall be determined in accordance with either the vesting schedule set forth in subsection (a) or in subsection (b) below as determined by the Committee or, if more favorable to the Participant, the rules of Section 7.2. Such vesting schedule shall remain in effect unless changed by an appropriate Plan amendment:

     (a) A Participant shall be fully vested in his interest in the Plan upon completion of three (3) years of Vesting Service; or

     (b) A Participant's vested interest in the Plan shall be determined in accordance with the following schedule:

               Year of Vesting
                    Service                  Vested Interest
               ----------------              ---------------
               Less than two                        0%
               Two but less than three             20%
               Three but less than four            40%
               Four but less than five             60%
               Five but less than six              80%
               Six or more                        100%

     17.3 Minimum Benefit Requirement.
          ---------------------------

     (a) The Plan shall provide a minimum contribution allocation of each Participant who is not classified as a "Key Employee". Such minimum contribution allocation (which may include forfeitures otherwise allocable) for such Plan Year for each Participant who is not a Key Employee shall be an amount equal to at least three percent (3%) of such Participant's Compensation for such Plan Year. The Participant's minimum contribution allocation under this Section 17.3 shall be calculated without regard to any Social Security contributions payable on behalf of the Participant.

     (b) Notwithstanding the foregoing, if the contribution allocation for each Participant who is a Key Employee for the Plan Year is less than three percent (3%), the maximum contribution allocation for each Participant who is not a Key Employee may be limited to not more than the highest contribution allocation for any Participant who is a Key Employee.
          The foregoing contribution allocation shall be determined by dividing the highest amount contributed for a Participant who is a Key Employee by his Compensation.

     17.4 Impact on Maximum Allocations.  For any Plan Year in which the Plan
          -----------------------------
is a Top-Heavy Plan, Section 6.6 shall be read by substituting the number "1.0" for the number "1.25" wherever it appears therein and Section 6.6(c) shall be read by substituting the number "$41,500" for the number "$51,875" where it appears therein, as required by Section 415(k) of the Code. The rules stated in the preceding sentence shall not apply provided the requirements of both subsections (a) and (b) below are satisfied.

     (a) The requirements of this subsection (a) are satisfied if the provisions of Section 17.3(a) are applied by substituting "four percent (4%)" for "three percent (3%)".

     (b) The requirements of this subsection (b) are satisfied if the Plan would not be a Top-Heavy Plan if "ninety percent (90%)" were substituted for "sixty percent (60%)" in Section 17.6(a)(i).

     (c) If, but for the provisions of this subsection (c), the first sentence of this Section 17.4 would apply, the application of the rules set forth above shall be suspended with respect to any Participant so long as there are no:

          (i) Company contributions, forfeitures, or voluntary nondeductible contributions allocated to the Participant; or

         (ii) Benefit accruals for the Participant under any defined benefit plan (as defined in Code Section 414(j)) maintained by the Company or an Affiliated Company.

     17.5 Change in Top-Heavy Status.  In the event the Plan becomes a Top-
          --------------------------
Heavy Plan and subsequently ceases to be such, the vesting schedule selected by the Committee under this Article 17 shall continue to apply in determining the vested interest of any Participant who had at least five (5) years of Vesting Service as of the last day of the last Plan Year in which the Plan was a Top-Heavy Plan. For all other Participants, the vesting schedule of this Article 17 shall apply only to such Participant's interest in the Plan determined as of the last day of such Plan Year.

     17.6 Definitions.
          -----------

     (a)  Top-Heavy Plan.  The Plan shall be a "Top-Heavy Plan" for a Plan Year
          --------------
          if, as of the last day of the preceding Plan Year:

          (i) The aggregate of the account balance under the Plan for all Participants who are Key Employees exceeds sixty percent (60%) of the aggregate of the account balances under the Plan for all Participants; or

         (ii) The Plan is part of an "Aggregation Group" and such group is a "Top-Heavy Group".

          For purposes of determining the present value of cumulative accrued benefits or the account balances of any Participant, such amounts shall be adjusted in accordance with the rules of Paragraphs (3) and
          (4) of Code Section 416(g).

     (b)  Key Employee.  A "Key Employee" is any Participant in the Plan who at
          ------------
          any time during the Plan Year or any of the four (4) preceding Plan Years is:

          (i) An officer of the Company or an Affiliated Company having an annual compensation greater than one hundred fifty percent (150%) of the amount in effect under Code Section 415(c)(i)(A) for such year (but in no event shall more than fifty (50) Employees or, if less, the greater of three (3) or ten percent (10%) of all Employees be taken into account under this paragraph (i) as Key Employees);

         (ii) One of the ten (10) Employees having annual compensation from the Company or an Affiliated Company of more than the limitation of Code Section 415(c)(i)(A) or owning (or considered as owning within the meaning of Code Section 318) the largest interests in the Company;

        (iii) A person owning (or considered as owning within the meaning of Code Section 318) more than five percent

               (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company; or

         (iv) A person who has an annual compensation from the Company or an Affiliated Company of more than one hundred fifty thousand dollars ($150,000) and who would be described in paragraph (iii) above if one percent (1%) were substituted for five percent (5%).

          For purposes of applying Code Section 318 to the provisions of this paragraph (b), paragraph (C) of Code Section 318(a)(2) shall be applied by substituting "five percent (5%)" for "fifty percent (50%)". In addition, the rules of subsections (b), (c), and (m) of Code Section 414 shall not apply for purposes of determining one percent (1%) or five percent (5%) ownership in the Company.

     (c)  Aggregation Group.  "Aggregation Group" means a group of plans
          -----------------
          maintained by the Company or an Affiliated Company determined according to the following rules:

          (i) The Aggregation Group shall include all plans of the Company or an Affiliated Company which are required to be included in the Aggregation Group as follows:

               (A) Each plan of the Company or an Affiliated Company in which a Key Employee is a Participant; and

               (B) Each other plan of the Company or an Affiliated Company which enables any plan described in subparagraph (A) above to meet the requirements of Code Sections 401(a)(4) and 410.

         (ii) The Aggregation Group may include any other plan maintained by the Company or an Affiliated Company, provided the Aggregation Group satisfies the requirements of Code Sections 401(a)(4) and 410.

     (d)  Top-Heavy Group.  The Aggregation Group shall be a "Top-Heavy Group"
          ---------------
          for a Plan Year if, as of the last day of the preceding Plan Year, the sum of:

          (i) The present value of the cumulative Accrued Benefits for Key Employees under all defined benefit plans included in the Aggregation Group; and

         (ii) The account balances of Key Employees under all defined contribution plans included in the Aggregation Group exceeds sixty percent (60%) of the sum of the total cumulative accrued benefits and account balances for all Participants in all the plans in the Aggregation Group. If the Aggregation Group is a Top-Heavy Group, each plan required to be included in the Aggregation Group is a Top-Heavy Plan. However, no plan included in the Aggregation Group at the election of the Company shall be subject to the top-heavy rules of this Article 17 on account of such election. For purposes of determining the present value of cumulative accrued benefits or the account balances of any Participant, such amounts shall be adjusted in accordance with paragraphs (3) and (4) of Code Section 416(g).

     (e)  Employee and Key Employee.  The terms "Employee" and "Key Employee"
          -------------------------
          shall include their beneficiaries.

     17.7 Exclusion of Prior Employees.  Effective August 1, 1985, any
          ----------------------------
individual who has not received any compensation from the Company or an Affiliated Company at any time during the five-year period ending on the determination date shall be disregarded for the purposes of this Article 17.


               Article 18.  Special Rules Regarding ESOP Accounts
               --------------------------------------------------

     18.1 Establishment of Participants ESOP Accounts.  Upon the merger of the
          -------------------------------------------
Rohr Industries, Inc. Salaried Employees Stock Ownership Plan (Restated August 1, 1986) (the "Stock Ownership Plan") into the Plan, the Trustee shall establish a separate account for each participant in the Stock Ownership Plan, herein referred to as a Participant's "ESOP Account," to hold amounts transferred from the Stock Ownership Plan. Such amounts shall initially be allocated to the Rohr Fund.

     18.2 Investment of ESOP Accounts.  All amounts allocated to a Participant's
          ---------------------------
ESOP Account shall be subject to the Participant's investment direction as provided in Article 10.

     18.3 Withdrawals and Distributions from ESOP Accounts.   Withdrawals and
          ------------------------------------------------
distributions may be made from ESOP Accounts as provided in Article 8 and Article 9. Notwithstanding any other provision of the Plan, a Participant may elect, in such manner as shall be prescribed by the Committee, to receive his benefits attributable to his ESOP Account in the form of certificates for whole shares of Rohr Common Stock (with cash in lieu of whole shares) regardless of the Investment Fund or Funds in which his ESOP Account is invested.

     18.4 Application of Article.  The provisions of this Article 18 shall apply
          ----------------------
notwithstanding any other provisions of the Plan inconsistent herewith. The other provisions of the Plan shall apply to Participant ESOP Accounts to the extent consistent with the provisions of this Article 18.

     IN WITNESS WHEREOF, Rohr, Inc. has caused the Plan to be executed the _____ day of ____________, 1994, to be effective as of the Effective Date.


                                      ROHR, INC.


                                      By:
                                           ----------------------------